                                                                     EXHIBIT 2.1

             OFFERS TO PURCHASE AND CONSENT SOLICITATIONS STATEMENT

                           IVEX PACKAGING CORPORATION

                                   IPC, INC.
                OFFERS TO PURCHASE AND SOLICITATIONS OF CONSENTS
                                WITH RESPECT TO
                 13 1/4% SENIOR DISCOUNT DEBENTURES DUE 2005 OF
                           IVEX PACKAGING CORPORATION
                                      AND
                 12 1/2% SENIOR SUBORDINATED NOTES DUE 2002 OF
                                   IPC, INC.

EACH OF THESE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 24, 1997 UNLESS EXTENDED (SUCH DATE, THE "INITIAL EXPIRATION DATE" AND, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED HEREIN) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TOTAL CONSIDERATION (AS DEFINED HEREIN). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE AND CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE INITIAL EXPIRATION DATE. EACH OF THESE OFFERS IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING (I) THE VALID TENDER OF AT LEAST A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING NOTES OF EACH SERIES, (II) THE CONSENT CONDITION (AS DEFINED HEREIN), AND (III) THE FINANCING CONDITION (AS DEFINED HEREIN).

    Ivex Packaging Corporation, a Delaware corporation (the "Company"), hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this Offers to Purchase and Consent Solicitations Statement (as it may be supplemented from time to time, the "Statement"), and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with this Statement, the "Offers"), all of its outstanding 13 1/4% Senior Discount Debentures due 2005 (the "Senior Debentures"), issued pursuant to the Senior Debenture Indenture, dated as of March 8, 1993 (the "Senior Debenture Indenture") and IPC, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("IPC"), hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in the Offers, all of its outstanding 12 1/2% Senior Subordinated Notes due 2002, (the "Subordinated Notes" and together with the Senior Debentures, the "Notes"), issued pursuant to the Subordinated Note Indenture, dated as of December 15, 1992 (the "Subordinated Note Indenture").

    The consideration for each $1,000 principal amount of Senior Debentures tendered pursuant to the Offers shall be equal to (i) the greater of (A) $815 or
(B) the present value on the Payment Date (as defined herein) of $1,000 assuming such amount is payable on March 15, 2000 (the date the Senior Debentures first accrete to their stated principal amount at maturity (the "Par Value Date")), determined on the basis of a yield (the "Tender Offer Yield" with respect to the Senior Debentures) to the Par Value Date equal to the sum of (x) the yield on the U.S. Treasury Coupon Strip due April, 2000 (the "Reference Security" with respect to the Senior Debentures), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on September 10, 1997, the tenth business day immediately preceding the Initial Expiration Date (the "Price Determination Date"), as displayed on the Bloomberg Government Pricing Monitor on "Page PXS" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 150 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Senior Debentures) (the consideration referred to in this clause (i) with respect to the Senior Debentures is referred to as the "Total Consideration"), minus (ii) $20 per each $1,000 principal amount of the Senior Debentures, which is equal to the Consent Payment, with respect to the Senior Debentures, referred to below (the Total Consideration minus the Consent Payment with respect to the Senior Debentures is referred to as the "Tender Offer Consideration"), payable on the date that the Notes are accepted for payment pursuant to the Offers (the "Payment Date").

    The consideration for each $1,000 principal amount of Subordinated Notes tendered pursuant to the Offers shall be equal to (i) the greater of (A) $1,065 or (B) the present value on the Payment Date of $1,062.50 (the amount payable on the first date (December 15, 1997) on which the Subordinated Notes are redeemable (the "Earliest Redemption Date")) and all future interest payments payable up to the Earliest Redemption Date, determined on the basis of a yield (the "Tender Offer Yield" with respect to the Subordinated Notes) to the Earliest Redemption Date equal to the sum of (x) the yield on the 5 1/4% U.S. Treasury Note due December, 1997 (the "Reference Security" with respect to the Subordinated Notes), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Subordinated Notes) (the consideration referred to in this clause (i) with respect to the Subordinated Notes is referred to as the "Total Consideration"), minus (ii) $20 per each $1,000 principal amount of the Subordinated Notes, which is equal to the Consent Payment, with respect to the Subordinated Notes,referred to below (the Total Consideration minus the Consent Payment with respect to the Subordinated Notes is referred to as the "Tender Offer Consideration"), plus
(iii) accrued and unpaid interest to, but not including, the Payment Date, payable on the Payment Date.
                               ------------------

     The Dealer Manager for the Tender Offers and Consent Solicitations is:

                           BT SECURITIES CORPORATION

The date of the Offers to Purchase and Consent Solicitations Statement is August
                                    27, 1997

     In conjunction with the Offers, the Company and IPC hereby solicit (the "Solicitations") consents (the "Consents") of (i) registered holders of Senior Debentures to certain proposed amendments (the "Senior Indenture Proposed Amendments") to the Indenture, dated as of March 8, 1993, (as amended from time to time, the "Senior Debenture Indenture"), between the Company, as issuer, and the United States Trust Company of New York, as trustee (the "Trustee"), pursuant to which the Senior Debentures were issued, and (ii) registered holders of Subordinated Notes (together with the Senior Debentures, the "Holders") to certain proposed amendments (the "Subordinated Notes Proposed Amendments" and, together with the Senior Debentures Proposed Amendments, the "Proposed Amendments") to the Indenture, dated as of December 15, 1992, (as amended from time to time, the "Subordinated Note Indenture" and, together with the Senior Debenture Indenture, the "Indentures"), between IPC, as issuer, and the Trustee, as trustee, pursuant to which the Subordinated Notes were issued. Subject to the terms and conditions set forth in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay $20 to each Senior Debenture Holder and IPC hereby offers to pay $20 to each Subordinated Note Holder who validly consents to the Proposed Amendments on or prior to 5:00 p.m., New York City time, on the Expiration Date for each $1,000 principal amount of the Notes for which Consents have been validly delivered and not validly revoked (the "Consent Payment"), with such payment to be made on the Payment Date if, but only if, the Notes are accepted for payment pursuant to the terms of the Offers. If any Holder's Notes are not properly tendered pursuant to the Offers on or prior to 5:00 p.m., New York City time, on the Expiration Date (and Consents thereby properly delivered with respect to such Notes), such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Notes that are not purchased in the Offers. Adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender Notes in the Offers, because Holders of Notes outstanding after consummation of the Offers will not be entitled to the benefit of substantially all of the restrictive covenants and certain event of default provisions presently contained in the Indentures. In addition, the trading market for any Notes not tendered in response to the Offers is likely to be significantly more limited. See "Certain Significant Considerations" and "Proposed Amendments to the Indentures."

     HOLDERS WHO TENDER NOTES IN THE OFFERS ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH NOTES. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH NOTES. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED NOTES IN THE OFFERS, AND MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED NOTES TO WHICH SUCH CONSENTS RELATE FROM THE OFFERS.

     NOTWITHSTANDING ANY OTHER PROVISION OF THE OFFERS OR THE SOLICITATIONS, THE COMPANY'S AND IPC'S OBLIGATIONS TO ACCEPT FOR PAYMENT, AND TO PAY FOR, NOTES VALIDLY TENDERED PURSUANT TO THE OFFERS IS CONDITIONED UPON (A) RECEIPT OF THE REQUISITE CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS FROM NOT LESS THAN A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING NOTES OF EACH SERIES AND THE EXECUTION BY THE TRUSTEE OF SUPPLEMENTAL INDENTURES TO EACH OF THE INDENTURES IMPLEMENTING THE PROPOSED AMENDMENTS IN THE MANNER SET FORTH BELOW (THE "CONSENT CONDITION"), (B) THERE HAVING BEEN VALIDLY TENDERED (AND NOT WITHDRAWN) PRIOR TO THE EXPIRATION DATE NOT LESS THAN A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES OF EACH SERIES OUTSTANDING (THE "MINIMUM TENDER CONDITION"), (C) SATISFACTION OF THE FINANCING CONDITION (AS DEFINED HEREIN) AND (D) SATISFACTION OF THE GENERAL CONDITIONS (AS DEFINED HEREIN). SEE "CONDITIONS TO THE OFFERS." SUBJECT TO APPLICABLE SECURITIES LAWS AND THE TERMS SET FORTH IN THE OFFERS, THE COMPANY AND IPC RESERVE THE RIGHT (X) TO WAIVE ANY AND ALL CONDITIONS TO THE OFFERS OR THE SOLICITATIONS, (Y) TO EXTEND OR TO TERMINATE THE OFFERS OR THE SOLICITATIONS OR (Z) OTHERWISE TO AMEND THE OFFERS OR THE SOLICITATIONS IN ANY RESPECT. THE COMPANY AND IPC ARE NOT OBLIGATED TO EXTEND THE RIGHT OF A

HOLDER TO REVOKE ITS CONSENT BEYOND THE INITIAL EXPIRATION DATE IN THE EVENT THE OFFERS AND SOLICITATIONS ARE SO EXTENDED.

     As of the date hereof, there are $160.0 million in principal amount of Senior Debentures outstanding and $158.0 million in principal amount of Subordinated Notes outstanding.

     IN THE EVENT THAT THE OFFERS AND THE SOLICITATIONS ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE TENDER OFFER CONSIDERATION AND CONSENT PAYMENT WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE OFFERS AND THE SOLICITATIONS.

     Any questions or requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth below. Requests for additional copies of this Statement, the Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offers and the Solicitations.

            The Dealer Manager for the Offers and Solicitations is:

                           BT SECURITIES CORPORATION
                            One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2822

                 CERTAIN OFFER AND CONSENT SOLICITATION MATTERS

     The Company's and IPC's obligations to accept for purchase and to pay for Notes and the adoption of the Proposed Amendments are each conditioned on the satisfaction of the Consent Condition, the Minimum Tender Condition, the Financing Condition and the General Conditions. See "Conditions to the Offers."

     The purpose of the Offers is to acquire all outstanding Notes. The purpose of the Solicitations and the Proposed Amendments is to eliminate or modify certain covenants and other provisions contained in the Indentures.

     The Proposed Amendments will be effected by supplemental indentures (the "Supplemental Senior Debenture Indenture" and "Supplemental Subordinated Note Indenture", respectively, and collectively, the "Supplemental Indentures") to the Senior Debenture Indenture and Subordinated Note Indenture, each of which is to be executed by the Company or IPC, as the case may be, and the Trustee on the Initial Expiration Date. "Requisite Consents" shall be the Consents of Holders who hold not less than a majority in aggregate principal amount of the Notes of each series then outstanding. The elimination and modification of the covenants set forth in the Supplemental Indentures will not become operative unless and until the Offers are consummated on the Payment Date. The "Payment Date" is the date that the Company and IPC accept Notes for purchase pursuant to the Offers. If the Offers are terminated or withdrawn, or the Notes are never accepted for payment, the Supplemental Indentures will never become operative.

     Tenders of Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date and Consents may be validly revoked at any time on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date. A valid written withdrawal of tendered Notes on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. In addition, tenders of Notes may be validly withdrawn if the Offers are terminated without any Notes being purchased thereunder. In the event of a termination of the Offers, the Notes tendered pursuant to the Offers will be returned to the tendering Holder.

     Both the Tender Offer Consideration and any Consent Payment which a tendering Holder of Notes is entitled to receive pursuant to the Offers will be paid on the Payment Date. If any Holder's Notes are not accepted for purchase and payment by the Company or IPC pursuant to the Offers, such Holder will not receive either the Tender Offer Consideration or the Consent Payment. See "Withdrawal of Tenders and Revocation of Consents." Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders.

     See "Certain Significant Considerations" and "Certain Federal Income Tax Consequences" for discussions of certain factors that should be considered in evaluating the Offers and the Solicitations, and also see "Proposed Amendments to the Indentures" for a description of the Proposed Amendments.

     Each of the Company and IPC expressly reserve the absolute right, in its sole discretion, from time to time to purchase any Notes remaining outstanding after consummation or expiration of the offers, through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise on terms and at prices that may or may not differ materially from the terms of the Offers.

     NEITHER THE COMPANY OR IPC, NOR THE DEALER MANAGER, MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE OFFERS OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS.

                               ------------------

                                   IMPORTANT

     Any Holder desiring to tender Notes and deliver Consents should either (a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have his or her signature thereon guaranteed (if required by Instruction 1 of the Consent and the Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with certificates evidencing such Notes and any other required documents to the United States Trust Company of New York, as Depositary (the "Depositary"), or (b) in the case of a Holder who holds Notes in book-entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender and deliver Consents for Notes so registered. See "Procedures for Tendering Notes and Delivering Consents."

     Any Holder who desires to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available may tender the Notes by following the procedures for guaranteed delivery set forth under "Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery."

     The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes and consent to the Proposed Amendments as if they were Holders. To effect a tender and consent, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal, transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "Procedures for Tendering Notes and Delivering Consents." A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the solicitation materials provided along with this Statement which may be used by a beneficial owner in this process to effect the tender. See "Procedures for Tendering Notes and Delivering Consents."

     Tendering Holders will not be obligated to pay brokerage fees or commissions of the Dealer Manager or the Depositary.

     Questions and requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth on the back cover of this Statement. Additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Dealer Manager. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

     THIS STATEMENT CONSTITUTES NEITHER OFFERS TO PURCHASE NOR SOLICITATIONS OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFERS OR SOLICITATIONS UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. THE DELIVERY OF THIS STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, IPC OR THE DEALER MANAGER.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained or incorporated by reference in this Statement, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or IPC, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: international, national and local general economic and market conditions; demographic changes; the size and growth of the paper and plastic packaging markets for both consumer and industrial uses; the ability of the Company or IPC to sustain, manage or forecast its growth; the ability of the Company or IPC to successfully make and integrate acquisitions; the size, timing and mix of purchases of the Company's or IPC's products; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; contingent liabilities and other claims asserted against the Company or IPC; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and the use of proceeds from the Offering. Given these uncertainties, Holders are cautioned not to place undue reliance on such forward-looking statements. The Company and IPC disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Summary.....................................................    1
 2.  Available Information; Incorporation of Documents by            3
     Reference...................................................
 3.  Terms of the Offers and the Solicitations...................    3
 4.  Certain Significant Considerations..........................    5
 5.  Purpose of the Offers and the Solicitations.................    7
 6.  Certain Information Concerning the Company and IPC..........    7
 7.  Proposed Amendments to the Indentures.......................   10
 8.  Acceptance for Payment and Payment for Notes; Acceptance of    12
     Consents....................................................
 9.  Procedures for Tendering Notes and Delivering Consents......   13
10.  Withdrawal of Tenders and Revocation of Consents............   16
11.  Source and Amount of Funds..................................   17
12.  Conditions to the Offers....................................   17
13.  Certain Federal Income Tax Consequences.....................   18
14.  The Dealer Manager and the Depositary.......................   19
15.  Fees and Expenses...........................................   19
16.  Miscellaneous...............................................   19

Appendix A -- Proposed Amendments to the Senior Debenture Indenture

Appendix B -- Proposed Amendments to the Subordinated Note Indenture

                                   1. SUMMARY

     The following summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained in this Statement and any amendments hereto. Holders of the Notes are urged to read this Statement in its entirety. Each of the capitalized terms used this Summary and not defined herein has the meaning set forth elsewhere in this Statement.

The Company...................   Ivex Packaging Corporation, a specialty
                                 packaging company that designs and manufactures plastic and paper-based flexible packaging products.

IPC...........................   IPC, Inc., a wholly-owned subsidiary of the
                                 Company.

The Senior Debentures.........   13 1/4% Senior Discount Debentures due 2005 of
                                 the Company, issued pursuant to the Senior
                                 Debenture Indenture.

The Subordinated Notes........   12 1/2% Senior Subordinated Notes due 2002 of
                                 IPC, issued pursuant to the Subordinated Note
                                 Indenture.

The Notes.....................   The Senior Debentures and the Subordinated
                                 Notes.

The Offers....................   The Company and IPC hereby offer to purchase
                                 all of the outstanding Notes at the prices set forth below.

Expiration Date...............   The Initial Expiration Date of the Offers shall
                                 be 5:00 p.m., New York City time, on September
                                 24, 1997, and, as the same may be extended, the Expiration Date.

Consent Payment...............   The Company and IPC are also soliciting from
                                 Holders Consents to the Proposed Amendments to the Indentures, and the Company and IPC are offering to pay to each Holder who validly
                                 Consents to the Proposed Amendments on or prior to 5:00 p.m., New York City time, on the Expiration Date, a Consent Payment in cash equal to $20 per each $1,000 principal amount of the Notes for which Consents have been validly delivered, with such payment to be made following the Expiration Date if, but only if, the Notes are accepted for payment pursuant to the terms of the Offers.

Requisite Consents............   Duly executed (and not revoked) Consents to the
                                 Proposed Amendments from Holders representing a majority in aggregate principal amount outstanding of each of the Senior Debentures and Subordinated Notes (excluding for such purposes any Notes owned at such time by the Company or IPC or any of their affiliates).

Total Consideration per $1,000
Principal Amount of Senior
Debentures....................   The greater of (A) $815 or (B) the present
                                 value on the Payment Date of $1,000 determined on the basis of the Tender Offer Yield to the Par Value Date, equal to the sum of (x) the yield on the U.S. Treasury Coupon Strip due
                                 April, 2000 as of 2:00 p.m., New York City time, on the Price Determination Date plus (y)
                                 150 basis points.

Total Consideration per $1,000
Principal Amount of
Subordinated Notes............   The greater of (A) $1,065 or (B) the present
                                 value on the Payment Date of $1,062.50 and all future interest payments payable up to the Earliest Redemption Date
                                 (December 15, 1997) determined on the basis of the Tender Offer Yield to the Earliest
                                 Redemption Date, equal to the sum of (x) the yield on the 5 1/4% U.S. Treasury Note due
                                 December, 1997 as of 2:00 p.m., New York City time, on the Price Determination Date plus (y)
                                 75 basis points.

Tender Offer Consideration....   Total Consideration less the Consent Payment.

Payment Date..................   The Payment Date shall be the date that the
                                 Notes are accepted for payment pursuant to the Offers, which shall be a date shortly after the Expiration Date of the Offers.

How to Tender Notes or Deliver
Consents......................   See "Procedures for Tendering Notes and
                                 Delivering Consents." For further information, call the Dealer Manager or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights.............   Tenders of Notes may be withdrawn at any time
                                 on or prior to 5:00 p.m., New York City time, on the Expiration Date and Consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on the Initial Expiration
                                 Date. A valid written withdrawal of tendered
                                 Notes on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. See
                                 "Withdrawal of Tenders and Revocation of Consents."

Purpose of the Offers and
Solicitations.................   The purpose of the Offers is to acquire all
                                 outstanding Notes. The purpose of the
                                 Solicitations and the Proposed Amendments is to eliminate or modify certain covenants and other provisions contained in the Indentures.

Source of Funds...............   The Company and IPC expect to finance the
                                 purchase of Notes with the net proceeds from the underwritten public offering of the Company's common stock and borrowings under its New Credit Facility (as defined and discussed in "Certain Information Concerning the Company and IPC -- The Refinancing").

Brokerage Commissions.........   No brokerage commissions are payable by Holders
                                 of the Notes.

Further Information...........   Additional copies of this Statement, the
                                 Consent and Letter of Transmittal and other related materials may be obtained by contacting, and questions about the Offers should be directed to, the Dealer Manager at its address and telephone number set forth on the back cover of this Statement.

2. AVAILABLE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE.

     Under the terms of the Senior Debenture Indenture and the Subordinated Note Indenture, the Company and IPC have agreed to voluntarily comply with the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web (http://www.sec.gov).

     The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 are incorporated herein by reference and shall be deemed to be a part hereof, except as superseded or modified herein. IPC's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 and IPC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 are incorporated herein by reference and shall be deemed to be a part hereof, except as superseded or modified herein.

     All documents and reports filed by the Company and IPC with the Commission after the date of this Statement and on or prior to the termination of the Offers shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

3. TERMS OF THE OFFERS AND THE SOLICITATIONS.

     Upon the terms and subject to the conditions of the Offers (including, if the Offers are extended or amended, the terms and conditions of any such extension or amendment), the Company is offering to purchase for cash all of the outstanding Senior Debentures and IPC is offering to purchase for cash all of the outstanding Subordinated Notes at a price, for each $1,000 principal amount of Notes tendered pursuant to the Offers, equal to the Tender Offer Consideration with respect to such Notes plus, in the case of the Subordinated Notes, accrued and unpaid interest to, but not including, the Payment Date. The Tender Offer Consideration is equal to the Total Consideration (as defined herein) minus the Consent Payment, which is equal to $20 for each $1,000 principal amount of Notes.

     The Total Consideration for each $1,000 principal amount of Senior Debentures is equal to (i) the greater of (A) $815 or (B) the present value on the Payment Date of $1,000, determined on the basis of the Tender Offer Yield to the Par Value Date, equal to the sum of (x) the yield on the Reference Security, as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor on "Page PXS" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 150 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Senior Debentures).

     The Total Consideration for each $1,000 principal amount of Subordinated Notes is equal to (i) the greater of (A) $1,065 or (B) the present value on the Payment Date of $1,062.50 and all future interest payments payable up to the Earliest Redemption Date (December 15, 1997), determined on the basis of the Tender Offer Yield to the Earliest Redemption Date, equal to the sum of (x) the yield on the Reference Security, as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Subordinated Notes).

     In addition, upon the terms and subject to the conditions of the Solicitations (including, if the Solicitations are extended or amended, the terms of any such extension or amendment), the Company and IPC are soliciting Consents to the Proposed Amendments to the Indentures from Holders, and are offering to pay to each Holder who consents to the Proposed Amendments on or prior to 5:00 p.m., New York City time, on the Expiration Date, a Consent Payment in cash equal to $20 per $1,000 principal amount of the Notes for which Consents have been validly delivered and not validly revoked on or prior to 5:00 p.m. on the Expiration Date, with such payment to be made following the Expiration Date if, but only if, the Notes are accepted for payment pursuant to the terms of the Offers.

     Although the Tender Offer Yield on the Reference Security on the Price Determination Date will be determined only from the source noted above, information regarding the closing yield of the Reference Security may also be found in The Wall Street Journal and The New York Times. The yield on the Reference Security for the Senior Debentures as of 12:00 p.m., New York City time, on August 27, 1997 was 6.08% and the Reference Security for the Subordinated Notes at such time was 5.30%. Accordingly, if such yield were determined to be the yield on the Reference Security on the Price Determination Date and September 30, 1997 were to be the Payment Date for the Notes, the Tender Offer Yield, the Tender Offer Consideration and the Total Consideration (i.e., the Tender Offer Consideration plus the Consent Payment) per $1,000 principal amount of a Senior Debenture would be 7.58%, $812.90 and $832.90, respectively, and of a Subordinated Note would be 6.05%, $1,054.50 and $1,074.50, respectively.

     Promptly after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company or IPC will publicly announce the pricing information referred to above by press release to Dow Jones News Service.

     If the Notes are accepted for payment pursuant to the Offers, Holders who validly tender their Notes pursuant to the Offers on or prior to 5:00 p.m., New York City time, on the Expiration Date will receive total consideration equal to the Tender Offer Consideration with respect to such Notes plus the Consent Payment (i.e., the Total Consideration), plus, with respect to the Subordinated Notes, accrued and unpaid interest to, but not including, the Payment Date. BECAUSE THE TOTAL CONSIDERATION IS BASED IN PART ON A FIXED SPREAD PRICING FORMULA LINKED TO A YIELD ON THE APPLICABLE REFERENCE SECURITY, THE TENDER OFFER CONSIDERATION MAY BE AFFECTED BY CHANGES IN SUCH YIELD PRIOR TO THE PRICE DETERMINATION DATE.

     HOLDERS WHO TENDER NOTES IN THE OFFERS ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES IN THE OFFERS AND MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING FROM THE OFFERS THE PREVIOUSLY TENDERED NOTES TO WHICH SUCH CONSENTS RELATE.

     All Notes validly tendered in accordance with the procedures set forth in
Section 9 and not withdrawn in accordance with the procedures set forth in
Section 10 on or prior to the Expiration Date will, upon the terms and subject to the conditions hereof, including satisfaction of the Consent Condition, the Minimum Tender Condition, the Financing Condition and the General Conditions be accepted for payment by the Company or IPC, as the case may be, and payments will be made therefor, shortly after the Expiration Date. All conditions to the Offers will, if Notes are to be accepted for payment shortly after the Expiration Date, be either satisfied or waived by the Company or IPC, as the case may be, prior to the expiration of the Offers on the Expiration Date.

     The Proposed Amendments will be effected by the execution of the Supplemental Indentures on the Initial Expiration Date. "Requisite Consents" shall be the Consents of Holders who hold not less than a majority in aggregate principal amount of each of the Senior Debentures and Subordinated Notes then outstanding (excluding for such purposes any Notes owned at the time by the Company or IPC or any of their affiliates) to the Proposed Amendments. The elimination and modification of the covenants set forth in the Supplemental Indentures will not become operative unless and until the Offers are consummated on the Payment Date. The "Payment Date" is the date that the Company or IPC, as the case may be, accepts Notes for purchase pursuant to the Offers. If the Offers are terminated or withdrawn, or the Notes are not accepted for payment, the Supplemental Indentures will not become operative.

     Tenders of Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date and Consents may be validly revoked at any time on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date, but not thereafter. A valid withdrawal of tendered Notes on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes in writing. If, after the Expiration Date, the Company or IPC, as the case may be, reduces either (A) the principal amount of Notes subject to the Offers or (B) the Tender Offer Consideration, then previously tendered Notes with respect to such Offer may be validly withdrawn in writing until the expiration of ten business days after the date that notice of any such reduction is first published, sent or given to Holders by the Company or IPC, as the case may be. In addition, tenders of Notes may be validly withdrawn if the Offers are terminated without any Notes being purchased thereunder. In the event of a termination of the Offers, the Notes tendered pursuant to the Offers will be returned to the tendering Holder.

     Each of the Company's and IPC's obligation to accept, and pay for, Notes validly tendered pursuant to the Offers is conditional upon satisfaction of (a) the Consent Condition, (b) the Minimum Tender Condition, (c) the Financing Condition and (d) the General Conditions. Consent Payments to Holders who have validly consented to the Proposed Amendments on or prior to 5:00 p.m., New York City time, on the Expiration Date are conditioned upon (a) satisfaction of the Consent Condition and (b) the Company's and IPC's acceptance of the Notes for purchase pursuant to the Offers. Subject to applicable securities laws and the terms set forth in this Statement, each of the Company and IPC reserve the right, prior to the expiration of the Offers on the Expiration Date, (i) to waive any and all conditions to the Offers or the Solicitations, (ii) to extend or to terminate the Offers or the Solicitations or (iii) otherwise to amend the Offers or the Solicitations in any respect. See "Conditions to the Offers." The rights reserved by the Company and IPC in this paragraph are in addition to the Company's and IPC's rights to terminate the Offers described in Section 12. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Offers to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, neither the Company nor IPC shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service.

     If the Company or IPC makes a material change in the terms of the Offers or the Solicitations or the information concerning the Offers or the Solicitations, the Company or IPC, as the case may be, will disseminate additional Offer and Solicitation materials and extend such Offers or, if applicable, the Solicitations, to the extent required by law. See "Withdrawal of Tenders and Revocation of Consents."

4. CERTAIN SIGNIFICANT CONSIDERATIONS.

     The following considerations, in addition to the other information described elsewhere herein, should be carefully considered by each Holder before deciding whether to participate in the Offers and the Solicitations.

     Effects of the Proposed Amendments. Notes not purchased pursuant to the Offers will remain outstanding. If the Proposed Amendments become operative, the principal restrictive covenants contained in the Indentures will be eliminated. The Indentures, as so amended, will continue to govern the terms of all Notes related thereto that remain outstanding under such Indentures after the consummation of the Offers. The elimination of these restrictive covenants and other provisions would permit the Company or IPC, as the case may be, insofar as the Indentures are concerned, to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or engage in other transactions which would otherwise not have been permitted pursuant to the Indentures. It is possible that any such actions that the Company or IPC would be permitted to take as a result of the changes to the Indentures effected by the Supplemental Indentures will increase the credit risk with respect to the Company or IPC, as the case may be, faced by the non-tendering Holders or otherwise adversely affect the interests of the non-tendering Holders. See "Proposed Amendments to the Indentures."

     Leverage. The Company and IPC are, and immediately following the Refinancing will remain, significantly leveraged. As set forth under "Certain Information Concerning the Company and IPC -- Capitalization," on a pro forma basis (assuming completion of the Refinancing) the Company would have had $352.0 million of long-term indebtedness outstanding (excluding current maturities) and stockholders' deficit of $53.1 million as of June 30, 1997 and IPC would have had $352.0 million of long-term indebtedness outstanding (excluding current maturities) and stockholder's deficit of $22.9 million as of June 30, 1997. Each of the Company's and IPC's future operating performance and ability to service or refinance its indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond its control, and consequently the Company and IPC may be unable to service all of their debt in the future. There can be no assurance that the Company's and IPC's future operating performance and the availability under the New Credit Facility will be sufficient to service such indebtedness or that the Company or IPC, as the case may be, will be able to refinance its indebtedness in whole or in part.

     The degree to which the Company and IPC are leveraged could have important consequences to Holders of the Notes, including the following: (i) the Company's and IPC's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be limited; (ii) a substantial portion of the Company's and IPC's cash flow from operations will be dedicated to the payment of the principal of and interest on their existing indebtedness, thereby reducing funds available for operations; (iii) the agreements governing the Company's and IPC's long-term indebtedness and bank loans contain, and the New Credit Facility is expected to contain, certain restrictive covenants, including certain covenants that limit the payment of dividends and other distributions by IPC to the Company; (iv) borrowings under the New Credit Facility will be at floating rates of interest, causing the Company and IPC to be vulnerable to increases in interest rates; and
(v) each of the Company's and IPC's substantial degree of leverage could make it more vulnerable to a downturn in economic conditions. The Company's and IPC's ability to make scheduled payments of the principal of or interest on, or to refinance, their indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, primarily interest rate levels and financial, competitive, business and other factors, many of which are beyond their control.

     Limited Trading Market. The Notes are not listed on any national or regional securities exchange. To the extent that the Notes are tendered and accepted in the Offers, any existing trading market for the remaining Notes will become more limited because of the smaller principal amount of Notes outstanding. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of Notes which remain outstanding may be adversely affected. Holders of unpurchased Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Offers. The extent of the public market for the Notes following consummation of the Offers would depend upon the number of Holders remaining at such time, the interest in maintaining a market in Notes on the part of securities firms and other factors.

     Although the Company and IPC believe that the Notes trade on a negotiated basis between certain market makers and Holders of the Notes, no generally reliable public pricing information for the Notes is available. Holders of Notes are urged to contact their brokers to obtain the best available information as to potential current market prices.

5. PURPOSE OF THE OFFERS AND THE SOLICITATIONS.

     The purpose of the Offers, which are conditioned on satisfaction of the Consent Condition, the Minimum Tender Condition, the Financing Condition and the General Conditions, is to acquire all of the outstanding Notes. From time to time in the future, the Company, IPC or their affiliates may seek to acquire any Notes which remain outstanding following consummation or expiration of the Offers, through open market or privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Offers and could be for cash or other consideration. Alternatively, the Company or IPC may consider taking other steps in order to render inapplicable the restrictions contained in the relevant covenants of the Indentures. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company or IPC may pursue or whether they would be successful.

     The purpose of the Solicitations and the Proposed Amendments is to eliminate or modify certain of the restrictive covenants and other provisions contained in the Indentures.

6. CERTAIN INFORMATION CONCERNING THE COMPANY AND IPC.

     The Company, through IPC, is a vertically integrated specialty packaging company that designs and manufactures value-added plastic and paper-based flexible packaging products. The Company serves a variety of markets, providing packaging for food, medical devices and electronic goods and protective packaging for industrial products.

     Consumer Packaging. Consumer Packaging designs and manufactures plastic and paper-based products for food packaging applications and, more recently, for applications in the medical and electronics industries. The Company produces a broad array of items, including plastic containers for prepared foods, produce and baked goods; specialty paper products such as fluted baking cups and liners for cookies and other based goods; microwaveable packaging materials; and protective packaging for medical devices and electronics products. Consumer Packaging markets its products to a variety of end users, including national wholesale bakeries, supermarket chains, foodservice distributors, fast-food chains, major agricultural growers, medical equipment suppliers and electronics manufacturers. The Company also manufactures a variety of plastic sheet and film products from several different resins for internal use and sales to third party converters. Ivex is the leading producer of OPS sheet in the world. Consumer Packaging represented approximately 56% of the Company's net sales and 58% of the Company's EBITDA during the 12 months ended June 30, 1997.

     Industrial Packaging. Industrial Packaging manufactures and coats film, paper and foil products for protective packaging and specialty papers. The Company produces products for some of the fastest growing applications in the protective packaging industry, including film and paper maskings and self-sealing coated packaging applications. These products are marketed primarily to consumer durable goods manufacturers, automotive companies, other industrial manufacturers and integrated paper producers. The Company also manufactures a variety of recycled kraft paper made from post-consumer and post-industrial fibers and specialty lightweight paper made primarily from virgin pulp for internal use and sales to third party converters. Industrial Packaging represented approximately 44% of the Company's net sales and 42% of the Company's EBITDA during the 12 months ended June 30, 1997.

     The Refinancing. The Offers are a component of a comprehensive refinancing strategy of the Company. As part of this refinancing, IPC is in the process of negotiating a new credit facility (the "New Credit Facility") that will refinance its existing credit facility. The Company also intends to raise additional equity financing through an underwritten public offering of its common stock that is expected to result in net proceeds to the Company of approximately $92.3 million (the "Stock Offering"). The Company intends to use the proceeds of the Stock Offering together with borrowings under the New Credit Facility to refinance substantially all of its existing indebtedness. The purchase of Notes pursuant to the Offers is subject, among other things, to the satisfactory completion of the New Credit Facility and funding thereunder and the consummation of the Stock Offering. See "Conditions to the Offers."

     Specifically, IPC presently intends to use funds to be provided under the New Credit Facility to retire the entire $158 million aggregate principal amount of its Subordinated Notes. The Company presently intends to use the proceeds of the Stock Offering and borrowings under the New Credit Facility to retire the entire $160 million aggregate principal amount of its Senior Debentures. See "Capitalization".

     The New Credit Facility is expected to provide for IPC to borrow up to $475 million principal amount at variable interest rates. On a pro forma basis at June 30, 1997, the Company expects IPC to borrow approximately $327.7 million under the New Credit Facility in connection with the Refinancing.

     Capitalization. The following table sets forth the capitalization of each of the Company and IPC as of June 30, 1997, on a historical basis and as adjusted to give effect to the Stock Offering, the application of the net proceeds thereof, the New Credit Facility and the purchase of all of the outstanding Senior Debentures at an assumed price of $130.5 million and all of the outstanding Subordinated Notes at an assumed price of $170.5 million.

                                  THE COMPANY

                                                                    JUNE 30, 1997
                                                              -------------------------
                                                              HISTORICAL   PRO FORMA(1)
                                                              ----------   ------------
                                                               (DOLLARS IN THOUSANDS)
Current maturities of long-term debt........................  $   8,012     $  16,137(2)
                                                              =========     =========
Long-term debt:
  Existing Credit Facility..................................  $  94,825              (2)
  New Credit Facility.......................................                $ 312,732(2)
  Industrial revenue bonds..................................     37,623        37,623
  12 1/2% Subordinated Notes, net of discount...............    157,395              (3)
  13 1/4% Discount Debentures, net of discount..............    113,095              (3)
  Other debt................................................      1,674         1,674
                                                              ---------     ---------
     Total long-term debt...................................    404,612       352,029
                                                              ---------     ---------
Stockholders' deficit:
  Ivex Packaging Corporation common stock...................         11           183
  Paid in capital in excess of par value....................    177,375       299,745
  Accumulated deficit.......................................   (300,879)     (352,172)(4)
  Foreign currency translation adjustment...................       (899)         (899)
                                                              ---------     ---------
     Total stockholders' deficit............................   (124,392)      (53,143)
                                                              ---------     ---------
Total capitalization........................................  $ 280,220     $ 298,886
                                                              =========     =========

-------------------------
NOTES TO CAPITALIZATION TABLE (THE COMPANY) (IN THOUSANDS)

(1) Adjusted for (i) the issuance and sale of shares of Common Stock by the Company (assuming net proceeds of $92,316), (ii) the issuance of the Company's shares to management in connection with the conversion of certain IPC common stock options held by management (the "IPC Options") and (iii) borrowings under the New Credit Facility, and the anticipated use of net proceeds from such transactions to purchase the Subordinated Notes and the Senior Debentures as if such issuances and borrowings had occurred on June 30, 1997. Accordingly, the pro forma adjustments reflect the refinancing of the Existing Credit Facility, the repurchase of all of the outstanding Subordinated Notes and all of the outstanding Senior Debentures.

(2) Reflects borrowings of $300,000 under the term loan portion and $27,732 under the revolving credit portion of the New Credit Facility and the refinancing of $52,500 term loans and $49,200 revolving credit loans under the Existing Credit Facility.

(3) Reflects the repurchase of all outstanding Subordinated Notes and Senior Debentures.

(4) The pro forma accumulated deficit balance is adjusted for a non-cash extraordinary expense of $8,141 for previously capitalized debt issuance costs and a cash extraordinary expense of $30,496 for prepayment costs assumed to have been paid in connection with the repurchase of all of the outstanding Subordinated Notes and Senior Debentures. The pro forma accumulated deficit balance is also adjusted for a nonrecurring compensation charge of approximately $46,900 in connection with the conversion of the IPC Options. The nonrecurring compensation charge consists of (i) a non-cash compensation charge of $30,300 associated with the conversion of the IPC Options into shares of the Company's common stock and (ii) a compensation charge of approximately $16,600 associated with the accrual of future Company payments to senior management of an amount which (after taxes) will enable such management to pay the interest on the loans made to them by the Company. Such loans were made to senior management to enable them to pay income taxes payable in connection with the conversion of the IPC Options. The extraordinary expense and nonrecurring charge are reflected as an increase to pro forma accumulated deficit, net of a tax benefit of approximately $34,200.

                                      IPC

                                                                    JUNE 30, 1997
                                                              -------------------------
                                                              HISTORICAL   PRO FORMA(1)
                                                              ----------   ------------
                                                               (DOLLARS IN THOUSANDS)
Current maturities of long-term debt........................   $  8,012     $  16,137(2)
                                                               ========     =========
Long-term debt:
  Existing Credit Facility..................................   $ 94,825              (2)
  New Credit Facility.......................................                $ 312,732(2)
  Industrial revenue bonds..................................     37,623        37,623
  12 1/2% Subordinated Notes, net of discount...............    157,395              (3)
  Other debt................................................      1,674         1,674
                                                               --------     ---------
     Total long-term debt...................................    291,517       352,029
                                                               --------     ---------
Stockholders' deficit:
  IPC, Inc. common stock....................................          1             1
  Paid in capital in excess of par value....................     73,417       103,643
  Accumulated deficit.......................................    (86,119)     (125,603)(4)
  Foreign currency translation adjustment...................       (899)         (899)
                                                               --------     ---------
     Total stockholders' deficit............................    (13,600)      (22,858)
                                                               --------     ---------
Total capitalization........................................   $277,917     $ 329,171
                                                               ========     =========

-------------------------
NOTES TO THE CAPITALIZATION TABLE (IPC) (IN THOUSANDS)

(1) Adjusted for (i) the issuance of the Company's shares to management in connection with the conversion of the IPC Options and (ii) borrowings under the New Credit Facility and the anticipated use of net proceeds from the New Credit Facility to purchase the Subordinated Notes and extend an intercompany loan to the Company to provide for a portion of the funds required to purchase Senior Debentures, as if such transactions had occurred on June 30, 1997. Accordingly, the pro forma adjustments reflect the refinancing of the Existing Credit Facility, the repurchase of all of the outstanding Subordinated Notes and the extension of a loan to the Company to purchase Senior Debentures.

(2) Reflects borrowings of $300,000 under the term loan portion and $27,732 under the revolving credit portion of the New Credit Facility and the refinancing of $52,500 term loans and $49,200 revolving credit loans under the Existing Credit Facility.

(3) Reflects the repurchase of all outstanding Subordinated Notes.

(4) The pro forma accumulated deficit balance is adjusted for a non-cash extraordinary expense of approximately $5,854 for previously capitalized debt issuance costs and a cash extraordinary expense of $13,104 for prepayment costs assumed to have been paid in connection with the repurchase of all of the outstanding Subordinated Notes. The pro forma accumulated deficit is also adjusted for a nonrecurring compensation charge of approximately $46,900 in connection with the conversion of the IPC Options. The nonrecurring compensation charge consists of (i) a non-cash compensation charge of approximately $30,300 associated with the conversion of the IPC Options into shares of the Company's common stock and (ii) a compensation charge of approximately $16,600 associated with the accrual of future IPC payments to senior management of an amount which (after taxes) will enable such management to pay the interest on the loans made to them by IPC. Such loans were made to senior management to pay income taxes payable in connection with the conversion of the IPC Options. The extraordinary expense and nonrecurring charge are reflected as an increase to pro forma accumulated deficit, net of tax benefit of approximately $26,300.

7. PROPOSED AMENDMENTS TO THE INDENTURES.

     This section sets forth a brief description of the Proposed Amendments to each of the Indentures for which Consents are being sought pursuant to the Solicitations. The Proposed Amendments to the Senior

Debenture Indenture and the Proposed Amendments to the Subordinated Note Indenture are substantially identical insofar as this description of proposed amendments is concerned except as otherwise specifically set forth below. The summaries of provisions of the Indentures set forth below are qualified in their entireties by reference to the full and complete terms contained in the respective Indentures. Capitalized terms appearing below but not defined in this Statement have the meanings assigned to such terms in the respective Indentures.

     The elimination and modification of the covenants set forth in the Supplemental Indentures, as described below, will not become operative unless and until the Offers are consummated on the Payment Date. The Proposed Amendments to each of the Indentures are as follows:

     Deletion of Restrictive Covenants and Events of Default Related
Thereto. The Proposed Amendments would delete in their entireties the following restrictive covenants and references thereto from both the Indentures (except as noted) as well as the events of default related solely to such restrictive covenants:

Section 801        -  Limitation on Mergers and Consolidations. Restricts the
                      ability of the Company or IPC, as the case may be, to
                      consolidate with or merge with or into another Person.
Section 1005       -  Maintenance of Properties. Requires the Company or IPC, as
                      the case may be, and their respective subsidiaries to
                      maintain all properties used in conduct of their business so that the business may be properly conducted.
Section 1006       -  Payment of Taxes and Other Claims. Requires the Company or
                      IPC, as the case may be, and their respective subsidiaries to pay or discharge all taxes and claims which might become liens.
Section 1007       -  Limitations on Additional Indebtedness. Restricts the
                      ability of the Company (in the case of the Senior
                      Debentures), IPC or any Subsidiary of IPC to incur
                      additional Indebtedness or issue preferred stock.
Section 1008       -  Limitations on Issuance and Sale of Subsidiary
(Senior               Stock. Restricts the ability of IPC to issue any capital
Debenture             stock other than to the Company or its wholly-owned
Indenture only)       subsidiaries.
Section 1009       -  Limitations on Sale and Leaseback Transactions. Restricts
                      the ability of the Company (in the case of the Senior
                      Debentures), IPC or any Subsidiary of IPC to enter into sale and leaseback transactions except in certain circumstances.
Section 1010       -  Limitations on Restricted Payments. Restricts the ability of the Company (in the case of the Senior Debentures), IPC or any Subsidiary of IPC to make restricted payments, including
                      (i) certain dividends or distributions in respect of Capital
                      Stock of the Company, IPC or any Subsidiary of IPC, (ii)
                      certain purchases, redemptions, other acquisitions or
                      retirements of Capital Stock or subordinated debt of the
                      Company, IPC or any Subsidiary of IPC or (iii) Prohibited
                      Investments.
Section 1011       -  Limitations on Restrictions on Distributions from Certain
                      Subsidiaries. Prevents the Company or IPC, as the case may be, from limiting the ability of IPC or any Subsidiary of
                      IPC to (i) pay dividends, make distributions or repay
                      Indebtedness to the Company, IPC or any Subsidiary of IPC,
                      (ii) make loans or advances to the Company, IPC or any
                      Subsidiary of IPC or (iii) transfer its property or assets to the Company, IPC or any Subsidiary of IPC.
Section 1012       -  Limitations on Asset Sales. Restricts the ability of the
                      Company (in the case of the Senior Debentures), IPC and any
                      Subsidiary of IPC to sell assets other than for fair market value and consideration at least 80% of which is cash and
                      requires the proceeds of any such sale to be applied, among other things, to repay senior debt and repurchase Notes.
Section 1013       -  Limitations on Transactions with Affiliates. Restricts the ability of the Company (in the case of the Senior
                      Debentures), IPC and any Subsidiary of IPC to engage in
                      transactions with Affiliates.

Section 1014       -  Limitation on Liens. Restricts the ability of the Company or
                      IPC, as the case may be, and their respective Subsidiaries to incur Liens with respect to its property or assets.

     In addition, the Proposed Amendments to the Subordinated Note Indenture would also delete in its entirety the following restrictive covenants and references thereto from the Subordinated Note Indenture as well as the events of default related solely to such restrictive covenants:

Section 704        -  Reports by Company. Requires IPC to file certain reports with the Commission.
Section 1008       -  Limitations on Preferred Stock of Subsidiaries. Restricts
                      the ability of IPC to permit any of its Subsidiaries to issue any Preferred Stock other than to IPC or its wholly-owned subsidiaries.
Section 1015       -  Restriction on Additional Senior Subordinated
                      Indebtedness. Restricts the ability of IPC to incur indebtedness subordinate to IPC's Senior Indebtedness and senior to the Subordinated Notes.

     Deletion of Definitions. The Proposed Amendments would delete those definitions from the Indentures when references to such definitions would be eliminated as a result of the foregoing.

     A description of the foregoing covenants and events of default and the related definitions is set forth in Appendix A and Appendix B to this Statement.

     As to each Indenture, the Proposed Amendments constitute a single proposal and a tendering and consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

     The elimination and modification of the covenants set forth in the Supplemental Indentures will not become operative unless and until the Offers are consummated on the Payment Date.

     IF THE PROPOSED AMENDMENTS BECOME OPERATIVE, THE HOLDERS OF NOTES WILL BE BOUND THEREBY. THEREFORE, CONSUMMATION OF THE OFFERS AND THE ADOPTION OF THE PROPOSED AMENDMENTS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS WHO ELECT NOT TO TENDER IN THE OFFERS.

     Pursuant to the terms of each of the Indentures, the Proposed Amendments require the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes issued under such Indenture, excluding for such purposes any Notes owned at the time by the Company or IPC, as the case may be, or any of their affiliates.

     The valid tender by a Holder of Notes pursuant to the Offers will be deemed to constitute the giving of a Consent by such Holder to the Proposed Amendments with respect to such Notes. The Company and IPC are not soliciting and will not accept Consents from Holders who are not tendering their Notes pursuant to the Offers.

8. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR NOTES; ACCEPTANCE OF CONSENTS.

     Upon the terms and subject to the conditions of the Offers (including if the Offers are extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company or IPC, as the case may be, will purchase, by accepting for payment, and will pay for, all Notes validly tendered pursuant to the Offers (and not withdrawn, or if withdrawn validly re-tendered), such payment to be made by the deposit of the aggregate Tender Offer Consideration plus the aggregate Consent Payments in immediately available funds by the Company or IPC, as the case may be, promptly after the Expiration Date with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payment from the Company or IPC and transmitting such payment to tendering Holders. Under no circumstances will interest on the Tender Offer Consideration and the Consent Payment be paid by the Company or IPC by reason of any delay in making payment. The Company and IPC expressly reserve the right, in their sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for Notes in order to comply, in whole or in part, with any applicable law. See "Conditions to the Offers." In all cases, payment by the Depositary to Holders or beneficial owners of the Tender Offer Consideration for Notes purchased pursuant to the Offers will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth in Section 9, (ii) a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message (as defined herein) and (iii) any other documents required by the Consent and Letter of Transmittal.

     For purposes of the Solicitations, Consents received by the Depositary will be deemed to have been accepted if, as and when (a) the Company or IPC, as the case may be, and the Trustee have executed the Supplemental Indentures on or promptly after 5:00 p.m., New York City time, on the Initial Expiration Date, and (b) the Company or IPC, as the case may be, has accepted the Notes for purchase and payment pursuant to the Offers. For purposes of the Offers, tendered Notes will be deemed to have been accepted for payment, if, as and when the Company or IPC, as the case may be, gives oral or written notice thereof to the Depositary.

     If any tendered Notes are not purchased pursuant to the Offers for any reason, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) after the expiration or termination of the Offers.

     Tendering Holders will not be obligated to pay brokerage fees or commissions to the Dealer Managers, the Depositary, the Company or IPC, or, except as set forth in Instruction 7 of the Consent and Letter of Transmittal, transfer taxes on the purchase of Notes pursuant to the Offers or the payment of the Consent Payment.

     The Company and IPC reserve the right to transfer or assign, in whole at any time or in part from time to time, to one or more of their affiliates, the right to purchase Notes tendered pursuant to the Offers, but any such transfer or assignment will not relieve the Company or IPC of its obligations under the Offers or prejudice the rights of tendering Holders to receive payment for Notes validly tendered and accepted for payment pursuant to the Offers.

     It is a condition precedent to each of the Company's and IPC's obligation to purchase the Notes pursuant to the Offers, among other conditions, that the Supplemental Indentures have been executed. It is a condition subsequent to effectiveness of the Proposed Amendments contained in the Supplemental Indentures that the Company or IPC, as the case may be, accept for payment all the Notes validly tendered (and not withdrawn) pursuant to the Offers (in which event the Company or IPC, as the case may be, will be obligated to pay all the Tender Offer Consideration for the Notes so accepted). See "Conditions to the Offers."

9. PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS.

     THE TENDER OF NOTES PURSUANT TO THE OFFERS AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO THE NOTES TENDERED. HOLDERS WHO DESIRE TO TENDER THEIR NOTES PURSUANT TO THE OFFERS AND RECEIVE THE TENDER OFFER CONSIDERATION ARE REQUIRED TO DELIVER CONSENTS TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT VALIDLY TENDERING THEIR NOTES PURSUANT TO THE OFFERS.

     Tender of and Consent for Notes. The tender by a Holder of Notes (and subsequent acceptance of such tender by the Company or IPC, as the case may be) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company or IPC in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal.

     Only Holders are authorized to tender their Notes and consent to the Proposed Amendments. The procedures by which Notes may be tendered and Consents given by beneficial owners that are not Holders will depend upon the manner in which the Notes are held. Holders who wish to transfer Notes without tendering prior to the Expiration Date and who wish to retain the benefit of the Consent Payment or wish to provide such benefit to a transferee should validly tender the Notes and deliver the related Consents, designating the transferee as payee in the boxes marked "Special Issuance/Delivery Instructions," as applicable, contained in the Consent and Letter of Transmittal.

     Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form pursuant to the Offers, a properly completed Consent and Letter of Transmittal (or a facsimile thereof duly executed by the Holder thereof) and any other documents required by the Consent and Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Statement (or delivery of Notes may be effected through the deposit of Notes with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date, as applicable; provided, however, that the tendering Holder may instead comply with the guaranteed delivery procedure set forth below. CONSENTS AND LETTERS OF TRANSMITTAL AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY AND SHOULD NOT BE SENT TO THE COMPANY, IPC OR THE DEALER MANAGER.

     Tender of Notes Held Through a Custodian. To effectively tender Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the Solicitation materials provided with this Statement which may be used by a beneficial owner in this process to effect the tender. Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC to execute on such beneficial owner's behalf a consent with respect to Notes beneficially owned by such beneficial owner on the day of execution without tendering the Notes.

     Tender of Notes Held Through DTC. To effectively tender Notes that are held through DTC, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP (and thereby provide their Consents to the Proposed Amendments), and DTC will then edit and verify the acceptance end send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF NOTES AND CONSENTS AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING NOTES AND DELIVERING CONSENTS AND LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE.

     Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Expiration Date (accompanied by a properly completed and duly executed Consent, as applicable, and Letter of Transmittal or a properly transmitted Agent's Message), the Company and IPC may, at their option, treat such tender as defective for purposes of the right to receive the Consent Payment and Tender Offer Consideration, respectively. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of all other required documents.

     Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Offers within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Notes may be effected through book-entry transfer into the Depositary's account at DTC, the Consent and Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book entry transfer, and any other required documents, must in any case be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Expiration Date, or the guaranteed delivery procedure described below must be followed. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and that such participants have received the Consent and Letter of Transmittal and agree to be bound by the terms of the Consent and Letter of Transmittal and the Company or IPC may enforce such agreement against such participants.

     Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Notes tendered thereby are tendered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled "Special Issuance Delivery Instructions" on the Consent and Letter of Transmittal, or
(ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Consent and Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consents and Letters of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

     Guaranteed Delivery. If a Holder desires to deliver Consents and tender Notes pursuant to the Offers and Solicitations and time will not permit the Consents and Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder may nevertheless deliver its Consents, and such Notes may nevertheless be tendered, with the effect that such delivery and/or tender will be deemed to have been received on or prior to the Expiration Date if all of the following conditions are satisfied:

           (i) the tender is made by or through an Eligible Institution;

           (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company or IPC herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company or IPC, is received by the Depositary on or prior to 5:00 p.m., New York City time, on the Expiration Date as provided below; and

          (iii) the certificates for the tendered Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal or a properly transmitted Agent's Message, are received by the Depositary within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     Failure to complete the guaranteed delivery procedure outlined above will not, of itself, affect the validity of, or effect a revocation of, any Consent properly executed by a Holder of Notes who attempted to use the guaranteed delivery procedures.

     Notwithstanding any other provision hereof, payment of the Tender Offer Consideration and the Consent Payment for Notes tendered and accepted for payment pursuant to the Offers will, in all cases be made only after timely receipt (i.e., on or prior to 5:00 p.m., New York City time, on the Expiration
Date) by the Depositary of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), and a Consent and Letter of Transmittal (or facsimile thereof) with respect to such Notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY OR IPC BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE TENDER OFFER CONSIDERATION FOR NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR NOTES DELIVERED TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE, EVEN IF THE NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE.

     Back-up U.S. Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup U.S. federal income tax withholding by completing the Substitute Form W-9 included in the Consent and Letter of Transmittal.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes or Consents pursuant to any of the procedures described above will be determined by the Company or IPC, as the case may be, in its sole discretion (whose determination shall be final and binding). The Company and IPC reserve the absolute right to reject any or all tenders of any Notes or Consents determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of the Company's or IPC's counsel, be unlawful. The Company and IPC also reserve the absolute right, in their sole discretion, to waive any of the conditions of the Offers or any defect or irregularity in any tender with respect to Notes or Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's and IPC's interpretation of the terms and conditions of their respective Offers and Solicitations (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, IPC, the Depositary, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company or IPC waives its right to reject a defective tender of Notes, the Holder will be entitled to the Total Consideration.

10. WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS.

     Tenders of Notes may be withdrawn in writing at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date and the related Consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date. A valid withdrawal of tendered Notes effected on or prior to 5:00 p.m., New York City time, on the Initial Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent.

     For a withdrawal of a tender or revocation of a Consent to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or revocation must be timely received by the Depositary at its address set forth on the back cover of this Statement. Any such notice or withdrawal or revocation must (A) specify the name of the person who tendered the Notes to be withdrawn or to which the revocation of Consents relates, (B) contain the description of the Notes to be withdrawn or to which the revocation of Consents relates and identify the certificate number or numbers shown on the particular certificate evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (C) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or related Consent was given or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and/or revoking such related Consent and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of Notes or revocation of Consents can only be accomplished in accordance with the foregoing procedures.

     ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL OR REVOCATION WILL BE DETERMINED BY THE COMPANY OR IPC, AS THE CASE MAY BE, IN ITS SOLE DISCRETION (WHOSE DETERMINATION WILL BE FINAL AND BINDING). NONE OF THE COMPANY, IPC, THE DEPOSITARY, THE TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR REVOCATION OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

     Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offers. Withdrawn Notes may be tendered and revoked Consents may be given by following one of the procedures described in Section 9 at any time prior to the Expiration Date.

11. SOURCE AND AMOUNT OF FUNDS.

     The total amount of funds required by the Company and IPC to purchase all of the Notes pursuant to the Offers and to pay related fees and expenses is estimated to be approximately $304.7 million (assuming 100% of the outstanding principal amount of Notes are tendered and accepted for payment on or before September 30, 1997). The Company and IPC will obtain such funds from the proceeds of the Stock Offering and borrowings under the New Credit Facility.

12. CONDITIONS TO THE OFFERS.

     Notwithstanding any other provisions of the Offers and in addition to (and not in limitation of) the Company's and IPC's rights to extend and amend the Offers at any time in their sole discretion, neither the Company nor IPC shall be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offers, if there shall not have been satisfied the Consent Condition, the Minimum Tender Condition, the Financing Condition and the General Conditions (each as defined herein).

     The "Consent Condition" with respect to each of the Senior Debentures and Subordinated Notes shall mean (i) receipt of the Requisite Consents from the Holders of both of the Senior Debentures and Subordinated Notes with respect to the Proposed Amendments and (ii) execution of both of the Supplemental Indentures pertaining to the Notes and providing for the Proposed Amendments. See "Terms of the Offers and the Solicitations" and "Proposed Amendments to the Indentures".

     The "Minimum Tender Condition" shall mean there having been validly tendered (and not withdrawn) prior to the Expiration Date not less than a majority of the aggregate principal amount of the Notes of each series outstanding.

     The "Financing Condition" shall mean (i) the consummation of the Stock Offering and receipt by the Company of net proceeds therefrom of not less than $92.3 million and (ii) the execution of the New Credit Facility on terms acceptable to IPC in its sole discretion and providing for borrowings by IPC thereunder of not less than $475 million in the aggregate.

     For purposes of the foregoing provision, the "General Conditions" shall be deemed to have been satisfied unless any of the following conditions shall occur on or after the date of this Statement and prior to the acceptance for payment of any Notes tendered pursuant to the Offers:

          (a) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, trading in securities in the United States securities or financial markets, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) any limitation by any governmental authority on the extension of credit by banks or other lending institutions in the United States, (iv) a commencement of a war, armed hostilities or other national or international crisis involving the United States or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

          (b) there exists an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentally that, in the sole judgment of the Company or IPC, would or might prohibit, prevent, restrict or delay consummation of the Offers;

          (c) there shall have been instituted or threatened or be pending any action or proceeding before or by any court, governmental regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offers or the Solicitations, that is, or is reasonably likely to be, in the sole judgment of the Company or IPC, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or IPC; or

          (d) the Trustee under either the Indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company or IPC, adversely affect the consummation of the Offers or the Company's or IPC's ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company or IPC in soliciting the Consents (including the form thereof) or in the making of the Offers or the acceptance of the Notes or the Consents or the payment for the Notes.

     The foregoing conditions are for the sole benefit of the Company and IPC and may be asserted by the Company or IPC regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company or IPC) and may be waived by the Company or IPC, in whole or in part, at any time and from time to time, in the sole discretion of the Company or IPC, as the case may be. The failure by the Company or IPC at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

13. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The following is a summary of certain U.S. federal income tax consequences of the Offers and the Proposed Amendments. This summary does not address all tax consequences that may be applicable to a Holder of a Note, nor does it address the tax consequences to (i) a Holder that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, tax-exempt organizations and dealers in securities or currencies or (ii) a Holder that does not hold a Note as a capital asset. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service ruling and pronouncements and judicial decisions as of the date hereof, all of which are subject to change at any time, possibly on a retroactive basis. In addition, the recently enacted Taxpayer Relief Act of 1997 could affect the federal income tax consequences of the Offers in that, among other things, it reduces the rate of federal income tax imposed on capital gains of individual taxpayers for capital assets held more than eighteen months.

     The receipt of cash for Notes pursuant to the Offers will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a Holder who receives cash for Notes pursuant to the Offers will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized in exchange for the Notes sold (the amount of cash received by such Holder less any cash received in respect of accrued and unpaid interest on the Notes not previously includible in income) and such Holder's adjusted tax basis in such Notes. A Holder's adjusted tax basis for a Note generally is the price such Holder paid for the Note increased by the original issue discount or market discount, if any, previously included in such Holder's income and reduced (but not below zero) by any amortized premium. Except as provided below, any gain or loss recognized on a sale of a Note will give rise to capital gain or loss if the Note is held as a capital asset and will be long term capital gain or loss if the Holder has had the Note for more than one year at the time of sale. A Holder who has acquired a Note with market discount generally will be required to treat a portion of any gain on a sale of the Note as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount income previously included in such Holder's. Amounts received by a Holder in respect of accrued and unpaid interest on the Notes not previously includible in income will be taxable as ordinary income.

     For U.S. federal income tax purposes, the Proposed Amendments to the Indentures should not constitute a significant modification in the terms of the Notes. Accordingly, the Proposed Amendments should not result in a deemed exchange of Notes for U.S. federal income tax purposes and should have no U.S. federal income tax consequences to the Holders of Notes.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE OFFERS TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

14. THE DEALER MANAGER AND THE DEPOSITARY.

     BT Securities Corporation has been engaged to act as the Dealer Manager in connection with the Offers and the Solicitations. In its capacity as Dealer Manager, BT Securities Corporation may contact Holders regarding the Offers and the Solicitations and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offers to Purchase and Consent Solicitations Statement and related materials to beneficial owners of Notes. BT Securities Corporation has provided certain investment banking and financial advisory services to the Company in the past and is a lender under IPC's Existing Credit Facility and is expected to be a co-agent bank under the New Credit Facility. At any given time, BT Securities Corporation may trade the Notes for its own accounts or for the accounts of customers, and, accordingly, may hold a long or short position in the Notes. The Company and IPC have agreed to indemnify the Dealer Manager and its affiliates against certain liabilities, including certain liabilities under the federal securities laws relating to or arising out of the Offers and the Solicitations.

     Any Holder that has questions concerning the terms of the Offers or the Solicitations may contact the Dealer Manager at its address and telephone number set forth on the back cover of this Statement.

     Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offers or the Solicitations.

     United States Trust Company of New York has been appointed as Depositary for the Offers and the Solicitations. Consents and Letters of Transmittal and all correspondence in connection with the Offers or the Solicitations should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone number set forth on the back coverage page of this Statement. Any Holder or beneficial owner that has questions concerning tender or consent procedures or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the address and telephone number set forth on the back cover page of this Statement.

15. FEES AND EXPENSES.

     The Dealer Manager will receive customary fees upon consummation of the Offers, and reimbursement for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) in connection with the Offers and the Solicitations. The Depositary will also receive reasonable and customary fees for its services and reimbursement for its reasonable out-of-pocket expenses in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding copies of this Statement and related documents to the beneficial owners of Notes.

16. MISCELLANEOUS.

     The Company and IPC are not aware of any jurisdiction in which the making of the Offers and the Solicitations is not in compliance with applicable law. If the Company or IPC become aware of any jurisdiction in which the making of the Offers and the Solicitations would not be in compliance with applicable law, the Company or IPC will make a good faith effort to comply with any such law. If, after such good faith effort, the Company or IPC cannot comply with any such law, the Offers and the Solicitations will not be made to (nor will tenders of Notes and Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY OR IPC NOT CONTAINED IN THIS STATEMENT OR IN THE CONSENT AND LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     Facsimile copies of the Consent and Letter of Transmittal, properly completed and duly executed, will be accepted. The Consent and Letter of Transmittal, Notes and any other required documents should be sent or delivered by each Holder or its broker, dealer, commercial bank or other nominee to the Depositary at its address set forth below.

            THE DEPOSITARY FOR THE OFFERS AND THE SOLICITATIONS IS:

                    UNITED STATES TRUST COMPANY OF NEW YORK

                By Facsimile:                                     By Mail:
                (212) 780-0592                    United States Trust Company of New York
         Attention: Customer Service                    P.O. Box 843 Cooper Station
   Confirm by Telephone to: (800) 548-6565                New York, New York 10276
                                                    Attention: Corporate Trust Services

          By Hand before 4:30 p.m.:             By Overnight Courier and By Hand after 4:30
   United States Trust Company of New York                         p.m.:
                 111 Broadway                     United States Trust Company of New York
           New York, New York 10006                       770 Broadway, 13th Floor
Attention: Lower Level Corporate Trust Window             New York, New York 10003

     Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Dealer Manager at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offers and the Solicitations.

          THE DEALER MANAGER FOR THE OFFERS AND THE SOLICITATIONS IS:

                           BT SECURITIES CORPORATION
                            One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2822

                                   APPENDIX A

             PROPOSED AMENDMENTS TO THE SENIOR DEBENTURE INDENTURE

     Set forth below are the provisions of the Senior Debenture Indenture (the "Indenture") that would be deleted or amended by the Proposed Amendments. The following is qualified in its entirety by reference to the Indenture, copies of which can be obtained without charge from the Dealer Manager. Capitalized terms not otherwise defined in this Appendix A have the meanings assigned thereto in the Indenture. Certain defined terms are set forth at the end of this Appendix
A. For purposes of this Appendix A, Ivex Packaging Corporation is referred to as "Holdings".

     If the Proposed Amendments are adopted, the following sections will be deleted in their entirety from the Indenture, effective as of the Consent Date:

          Section 801. Holdings May Consolidate, Merge, Only on Certain Terms.

          Holdings shall not consolidate or merge with or into any Person, unless:

          (1) the Person formed by or surviving such consolidation or merger (if other than Holdings) (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of Holdings under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of Holdings or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of Holdings immediately prior to such transaction; and

     Holdings shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     Section 1005. Maintenance of Properties.

     Holdings shall cause all properties owned by Holdings or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Holdings may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that noting in this Section shall prevent Holdings from selling or otherwise disposing of such properties or discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of Holdings, desirable in the conduct of its business or the business of any such Subsidiary.

     Section 1006. Payment of Taxes and Other Claims.

     Holdings will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon Holdings or any of its Subsidiaries or upon the income, profits or property of Holdings or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Holdings or any of its Subsidiaries; provided that Holdings or any of its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 1007. Limitations on Additional Indebtedness.

          (a) Holdings shall not permit the Company or any of the Company's Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable for or with respect to (collectively, for purposes of this Section, "incur") any Indebtedness (other than Permitted Indebtedness) or issue Preferred Stock unless (a) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, the incurrence of such Indebtedness or the issuance of such Preferred Stock and
     (b) immediately after giving pro forma effect to the incurrence of such Indebtedness or such issuance of Preferred Stock, the Consolidated Fixed Charge Coverage Ratio of the Company, as at the date such Indebtedness is incurred or such Preferred Stock is issued, would be 1.75 to 1 if such Indebtedness is incurred or such Preferred Stock is issued on or prior to December 15, 1993 or 2.00 to 1 if such Indebtedness is incurred or such Preferred Stock is issued thereafter.

          (b) Holdings shall not incur any Indebtedness (other than the Securities or Permitted Indebtedness without duplication to the extent permitted to be incurred under paragraph (a) of this Section), unless (i) no Default or Event of Default shall have occurred and be continuing at the time of incurring, or after giving effect to, the incurrence of, such Indebtedness; and (ii) immediately after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of Holdings, as at the date such Indebtedness is incurred, would be at least 1.75 to 1.

     Section 1008. Limitations on Issuance and Sale of Subsidiary Stock.

     Holdings shall not permit the Company to issue any shares of its Capital Stock to any Person other than to Holdings or one or more Wholly Owned Subsidiary of Holdings. Notwithstanding the foregoing, the Subsidiaries of Holdings (other than the Company) may issue shares of Capital Stock to any Person other than Holdings or one or more Wholly Owned Subsidiaries of Holdings and may issue Preferred Stock to Persons other than Holdings or a Wholly Owned Subsidiary of Holdings if the issuance of such Preferred Stock is permitted under Section 1007 hereof.

     Section 1009. Limitations on Sale and Leaseback Transactions.

     Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, enter into any arrangement with any Person providing for the leasing by Holdings, the Company or any such Subsidiary of the Company of any real or tangible personal property (except for leases between Holdings and the Company or any of such Subsidiaries or between Subsidiaries of the Company), which property has been or is to be sold or transferred by Holdings, the Company or such Subsidiary to such Person in contemplation of such leasing, unless (i) Holdings, the Company or such Subsidiary would be permitted under
Section 1007 to incur indebtedness in an amount equal to the Attributable Indebtedness with respect to such arrangement and (ii) the gross proceeds of such sale are at least equal to the fair market value of such property and Holdings, the Company or such Subsidiary applies the Net Cash Proceeds of such sale as provided in Section 1012 hereof.

     Section 1010. Limitations on Restricted Payments.

          (a) Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

             (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

             (ii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of Holdings (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from January 1, 1993 through the last day of the latest full fiscal quarter of Holdings prior to the date of such Restricted Payment (taken as one accounting period), plus
        (B) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) received by Holdings from, the issue or sale after the Issue Date of Capital Stock of

        Holdings or from a capital contribution to Holdings after the Issue Date (other than the issue or sale of (w) Disqualified Stock, (x) Capital Stock of Holdings to any Subsidiary of Holdings, (y)any capital contribution to Holdings by the Company or any Subsidiary of the Company or (z) the proceeds of any sale of Capital Stock of the Company or any Subsidiary of the Company that are subsequently contributed by Holdings (through a capital contribution or purchase of Capital Stock or otherwise) to a Subsidiary of Holdings other than the Company or a Subsidiary of the Company), including Indebtedness or other securities of Holdings convertible into or exercisable for Capital Stock (other than Disqualified Stock) of Holdings which has been so converted or exercised, as the case may be, plus (C) $2.5 million; and

             (iii) at the time of and immediately after giving effect to such Restricted Payment, Holdings would be entitled to incur (as the term is used in Section 1007) at least $1 of additional Indebtedness under the tests described in Section 1007.

          (b) The provisions of clause (a) above shall not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such date payment would comply with the provisions of this Indenture;

             (ii) the redemption, repurchase, retirement or other acquisition, in whole or in part, of any of Holdings', the Company's or any of the Company's Subsidiaries' Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, other Capital Stock (other than Disqualified Stock) of Holdings; and

             (iii) the redemption or repurchase of any Indebtedness of Holdings, the Company or any Subsidiary of the Company in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (x) issue or sale of Capital Stock (other than Disqualified Stock) of Holdings or (y) incurrence of Refinancing Indebtedness; and

             (iv) the repurchase of equity securities or rights of Holdings or the Company from the management of Holdings or the Company upon such management's termination of employment with Holdings or the Company.

     The foregoing proviso will not affect the determination of whether the payment, retirement or redemption is a "Restricted Payment" pursuant to paragraph (a) of this section. In addition, the foregoing shall not prohibit the redemption of approximately $46.5 million of Holdings Preferred Stock and the repayment of approximately $15.0 million of principal payments under the Credit Facility with the proceeds of the sale of the Securities.

     Section 1011. Limitations on Restrictions on Distributions from Certain Subsidiaries.

     Holdings shall not, and shall not permit the Company or any Subsidiary of the Company to, create, incur or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) if such encumbrance or restriction would by its terms prohibit the Company or any Subsidiary of the Company from (a) paying dividends or making any other distributions on its Capital Stock or paying any indebtedness owed to Holdings, the Company or any Subsidiary of the Company, (b) making loans or advances to Holdings, the Company or any Subsidiary of the Company or (c) transferring any of its properties or assets to Holdings, the Company or any Subsidiary of the Company, except for encumbrances or restrictions existing under or by reason of
(i) applicable law; (ii) such covenants or restrictions existing as of the Issue Date under or by reason of indebtedness existing as of the Issue Date; (iii) such encumbrances or restrictions in the Credit Facility or the Ivex Indenture;
(iv) any covenants or restrictions contained in agreements creating or evidencing any Acquired Indebtedness permitted to be incurred under this Indenture, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by Holdings, the Company or the Company's Subsidiaries; (v) restrictions or encumbrances replacing those permitted by clause (ii), (iii) or
(iv) above which are not more restrictive; and (vi) any restrictions or encumbrances arising in connection with Refinancing Indebtedness, provided that any restrictions and encumbrances of the type described in this clause (vi) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced. For purposes of this Section 1011, restrictions of the types set forth in the following sections of the Credit Facility as in effect of the date of this Indenture (and all amendments, modifications or changes thereto to the extent such amendments, modifications or changes do not alter the type of encumbrance or restriction contained therein) shall not be deemed to be consensual encumbrances or restrictions of the kind prohibited by this Section 1011: Sections 2.4, 2.6, 2.7, 2.8, 2.9, 2.10, 2.14, 5.5, 5.6, 5.7, 5.8, 5.11,
5.13, 5.14, 5.15, 5.16, 5.18, 5.20, 5.21, 5.22, 5.23, 5.25, 8.3 and 9.17,
provided, however, that the omission of a particular section of the Credit Facility (other than Sections 5.9 and 5.17(b)) from the foregoing list shall not be deemed to restrict the Company from amending, modifying or changing the encumbrance or restriction contained in such omitted section if otherwise permitted under clause (iv).

     Section 1012. Limitations on Asset Sales.

     Holdings shall not and shall not permit the Company or any of the Company's Subsidiaries to sell, transfer or otherwise dispose of any shares of its Capital Stock of any of its Subsidiaries to any Person unless, at the time of such sale, transfer or other disposition, all shares of Capital Stock of such Subsidiary then owned by Holdings, the Company or any of the Company's Subsidiaries are so sold, transferred or otherwise disposed of by Holdings or any of its Subsidiaries.

          (a) Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, make any Asset Sale unless:

             (i) Holdings or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined by Holdings' Board of Directors and, if such fair market value shall exceed $10 million, by an independent financial adviser);

             (ii) at least 80% of the consideration received by Holdings or such Subsidiary from such Asset Sale is in the form of cash (or 50% in the case of an Asset Sale of the properties located at Kenilworth, New Jersey; Markham, Ontario; and Hillside, Illinois); provided that the amount of (A) any liabilities of Holdings or such Subsidiary (as shown on the most recent balance sheet of Holdings or such Subsidiary or in the notes thereto) that are assumed by the transferee in any such transaction and (B) any Cash Equivalents or notes or other obligations received by Holdings or such Subsidiary from such transferee that are promptly converted by Holdings or such Subsidiary into cash, shall both be deemed to be cash for purposes of this clause (ii); and

             (iii) the Net Cash Proceeds received by Holdings, the Company or such Subsidiary from such Asset Sale are applied in accordance with the following paragraphs.

          (b) Within 180 days following the receipt of cash proceeds from any Asset Sale, Holdings may (subject to clause (c) below) cause the Net Cash Proceeds received by Holdings, the Company or any of the Company's Subsidiaries from such Asset Sale to be applied:

             (i) to the repayment of Indebtedness of the Company or any of the Company's Subsidiaries under the Credit Facility, the Ivex Indenture or other Indebtedness of the Company or any of its Subsidiaries; provided that, any such repayment shall result in a permanent reduction in any revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid; or

             (ii) in a manner that would constitute a Related Business Expenditure.

If at any time any non-cash consideration received by Holdings, the Company or any of the Company's Subsidiaries from any Asset Sale is converted into or sold or otherwise disposed of for cash, then such cash will constitute Net Cash Proceeds for purposes of the foregoing provision.

          (c) If, upon completion of the 180-day period provided for in clause
     (b) above (the "Net Proceeds Offer Trigger Date"), any portion of the Net Cash Proceeds of an Asset Sale shall not have been applied by Holdings, the Company or such Subsidiary of the Company in accordance with clause (b) above and such remaining Net Cash Proceeds, together with the remaining Net Cash Proceeds of any prior Asset Sale, exceed $5 million, then Holdings will be obligated to apply such remaining Net Cash Proceeds to the purchase of Securities tendered to Holdings for purchase at a price equal to 100% of Accreted Value thereof if such date of purchase is on or prior to March 15, 2000, or 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase if such date of purchase is after March 15, 2000, pursuant to an offer to purchase made by Holdings or the applicable Subsidiary (a "Net Proceeds Offer") with respect to the Securities. The Net Proceeds Offer shall be deemed to have commenced upon mailing of the notice described in clause (d) below and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by applicable law. If the date on which the Net Proceeds Offer terminates (the "Net Proceeds Payment Date") is on or after a Regular Record Date and on or before the related Interest Payment Date, any Accreted Value or accrued interest, as the case may be, shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional Accreted Value or interest shall be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

          (d) Within 180 days after a Net Proceeds Offer Trigger Date, Holdings (with notice to the Trustee), or the Trustee at the request and expense of Holdings, shall mail or cause to be mailed, first-class postage prepaid, to all Holders as of the Net Proceeds Offer Trigger Date, a notice of the Net Proceeds Offer. Such notice shall contain all instructions and materials necessary to enable Holders to tender Securities pursuant to the Net Proceeds Offer. Such notice, which shall govern the terms of the Net Proceeds Offer, shall state:

             (i) that the Net Proceeds Offer is being made pursuant to this Section and the length of time that the Net Proceeds Offer will remain open, and that all Securities or portions thereof tendered will be accepted for payment on a pro rata basis;

             (ii) the purchase price (including the amount of Accreted Value or accrued interest, if any) and the Net Proceeds Payment Date;

             (iii) that any Security not tendered will continue to accrete value or accrue interest as the case may be;

             (iv) that unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete value or accrue interest as the case may be on the Net Proceeds Payment Date;

             (v) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Payment Date;

             (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than two Business Days prior to the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

             (vii) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Net Proceeds Offer are tendered and not withdrawn pursuant to the Net Proceeds Offer, Holdings shall purchase Securities on a pro rata basis (with such adjustment as may be deemed appropriate by Holdings so that only Securities in denominations of $1,000 or integral multiples thereof shall be so acquired); and

             (viii) that the Holder of any Security purchased only in part will be issued a new Security or Securities in a principal amount equal to the unpurchased portion of the Securities surrendered provided that the foregoing shall have no effect on the calculation of the Accreted Value with respect to such unpurchased portion of the Security.

          (e) On or before a Net Proceeds Payment Date, Holdings shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Net Proceeds Offer (on a pro rata basis if required pursuant to clause (d)(7) above), (ii) deposit with the Paying Agent an amount sufficient to pay the purchase price of all Securities or portions thereof to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by Holdings in accordance with the terms of this Section. The Paying Agent shall promptly mail or deliver to each tendering holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by Holdings for purchase, and the Trustee shall promptly authenticate and mail or deliver to the Holders a new Security or Securities equal in principal amount to any unpurchased portion of any Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by Holdings to the Holder thereof, and any amounts remaining after the purchase of Securities shall be returned by the Trustee to Holdings. Holdings will publicly announce the results of the Net Proceeds Offer as promptly as practicable following the Net Proceeds Payment Date. For purposes of this Section, the Trustee shall act as the Paying Agent. Any Net Proceeds Offer shall be conducted in compliance with Rule 14e-1 under the Exchange Act, if so required, and all applicable laws in making any such offer to purchase Securities.

     Section 1013. Limitations on Transactions with Affiliates.

          (a) Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of,
     (i) any Affiliate of Holdings or any Affiliate of any of Holdings' Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of Holdings or any of its Subsidiaries (each an "Affiliate Transaction"), except in either case on terms that are no less favorable to Holdings or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate; provided, however, that items (i) through (vi) of the proviso of the definition of Restricted Payment and item (iv) of Section 1010(b) shall not be prohibited by this provision. Capital contributions to the Company or any of its Subsidiaries from Holdings or to Holdings from one or more of its stockholders and additional purchases of the Common Equity of the Company by Holdings or of the Common Equity of Holdings by one or more of its stockholders shall not constitute an Affiliate Transaction.

          (b) Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, involving or having a value of more than $500,000 unless Holdings has either (i) obtained the approval of a majority of the disinterested members of the Board of Directors or (ii) delivered to the Trustee an opinion of a qualified Independent Financial Advisor to the effect that such transaction or transactions are fair to Holdings or the relevant Subsidiary, as the case may be, from a financial point of view.

          (c) Holdings shall not, and shall not permit the Company or any of the Company's Subsidiaries to, enter into any Affiliate Transaction, or any series of related Affiliate Transactions, involving or having a value of more than $10 million unless such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and Holdings has delivered the opinion referred to in clause (b)(ii) above.

          (d) Holdings shall not permit the Company or any of the Company's Subsidiaries to merge or consolidate with or into an Affiliate unless:

             (i) immediately after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing;

             (ii) immediately after giving effect to such transaction and the use of proceeds therefrom, if any, on a pro forma basis, the Consolidated Net Worth of the surviving entity would be at least equal to the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction; and

             (iii) the surviving entity shall be a Subsidiary of Holdings and be treated as the Company (in the case of a merger or consolidation involving the Company) or a Subsidiary of the Company (in the case of any other merger or consolidation governed by this paragraph (d)) for the purposes of this Indenture.

     Section 1014. Limitations on Liens.

     Holdings will not, and will not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of the Holdings' property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, provided that the following Liens on Holdings' property and assets may be created or incurred or may exist or become effective without any requirement that such Securities be equally and ratably secured:

             (i) Liens existing on the Issue Date;

             (ii) Liens now or hereafter securing Indebtedness outstanding under the Credit Facility and Liens now or hereafter securing the interest rate hedging obligations which the Company is required to enter into with respect to the Term Loans under the Credit Facility; and

             (iii) Permitted Liens.

                RELEVANT SENIOR DEBENTURE INDENTURE DEFINITIONS

     "Accreted Value" means, as of any date of determination on or prior to March 15, 2000, the sum of (a) the initial offering price of the Securities and
(b) the portion of the principal amount of each Security over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each March 15 and September 15 at the rate of 13 3/4% per annum from the date of issuance of the Security through the date of determination.

     "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company or of any Subsidiary of the Company after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or of any Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or of any Subsidiary of the Company and
(ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by Holdings or any of its Subsidiaries in connection with the acquisition of any asset from another Person, which Indebtedness was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" shall not include, (i) with respect to Holdings; the Company or any Subsidiary of the Company or (ii) with respect to the Company or any Subsidiary of the Company; Holdings, the Company or any such Subsidiary of the Company. The term "Affiliate" with respect to Holdings, the Company and any of the Companies Subsidiaries shall apply, however, to any Subsidiary of Holdings which is neither the Company nor a Subsidiary of the Company.

     "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, (x) any sale and leaseback arrangement, (y) any sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary and (z) any sale or other disposition of any non-cash consideration received by such Person from any prior transaction or series of related transactions that constituted an Asset Sale hereunder), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided that the following shall not constitute Asset Sales: (i) a transaction or series of related transactions (other than transactions described in clause (z) above) in which the fair market value of the cash and/or other consideration received (including, without limitation, the unconditional assumption of Indebtedness) is less than $250,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) transactions between Holdings and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries; (iv) Investments in any joint venture or corporation permitted under clause (viii) of the proviso to the definition of "Restricted Payment"; and (v) any execution on security interests granted in collateral securing the obligations of the Company and its Subsidiaries under the Credit Facility.

     "Attributable Indebtedness", when used with respect to any sale and leaseback arrangement, means, as at the time of determination, the greater of
(i) the fair market value of the property subject to such arrangement and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

     "Board of Directors" means with respect to any Person, either the board of directors or any duly authorized committee of that board empowered to act for it with respect to this Indenture.

     "Board Resolution" of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which financial institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Cash Equivalents", when used in Article X, means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof from Standard & Poor's Corporation or P-1 or the equivalent thereof from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any domestic commercial bank having combined capital and surplus of not less than $250,000,000; and (v) repurchase agreements and reverse repurchase agreements with any bank meeting the qualifications specified in clause (iv) above relating to securities of the types described in clauses (i),
(ii) or (iv) above, in each case maturing within one year from the date of acquisition thereof.

     "Change of Control" means any of the following: (i) the direct or indirect sale, lease, conveyance or other disposition of all or substantially all of Holdings' or the Company's assets to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Issue Date) in one or a series of transactions, other than any such sale or other disposition to, or to any such "group" that is controlled by Acadia and its Affiliates; (ii) the liquidation or dissolution of Holdings or the Company; or (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Issue Date) acquiring after the Issue Date "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the aggregate voting power of all classes of Common Equity of Holdings or the Company (other than any such acquisition by, or by any such "group" that is controlled by, Acadia and its Affiliates); provided that, to the extent that any of the following would otherwise constitute a Change of Control, a Change of Control shall not be deemed to occur upon (i) the acquisition by the current partners of Acadia of shares of the Company's or Holdings' Common Equity pursuant to a distribution made in connection with the winding-up of Acadia or (ii) the acquisition of shares of the Company's or Holdings' Common Equity by any Person, the majority of the equity of which is owned by Persons (or their Affiliates) that in the aggregate currently control, or own a majority of the equity of, Acadia.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for the prior four full fiscal quarters for which financial results have been reported immediately preceding such determination date to (ii) the sum of (x) Consolidated Interest Expense of such Person which shall accrue during the next succeeding four full fiscal quarters for which financial results will be reported immediately following such determination date, such Consolidated Interest Expense to be calculated on the basis of the amount of such Person's Indebtedness (on a consolidated basis) outstanding on the determination date and reasonably anticipated by the Board of Directors of such Person to be outstanding from time to time during such period and (y) all dividends on preferred stock of such Person which shall accrue during the next succeeding four fiscal quarters for which financial results will be reported immediately following such determination date, the amount of such dividend to be calculated on the basis of the amount of such Person's Preferred Stock reasonably anticipated by the Board of Directors of such Person to be paid during such period times a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

     "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication, (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by such Person or any of its Subsidiaries in the form of dividends or similar distributions during such period; (ii) to the extent includable in the consolidated net income of such Person, the net income (or loss) of any Person that accrued prior to the date that (A) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (B) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person to the extent that (but only as long as) the declaration or payment of dividends or similar distributions by that referent Person's Subsidiary of such net income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain or loss, together with any related provisions for taxes, realized during such period by the referent Person or any of its Subsidiaries upon (A) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (B) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain or loss, together with any related provision for taxes on any such extraordinary gain or loss, realized by the referent Person or any of its Subsidiaries during such period; and (vi) in the case of a successor to the referent Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that there shall be included in such net income (to the extent not otherwise included therein) the net income of any Subsidiary of the referent Person to the extent such net income is actually received by the referent Person or a Subsidiary of such Person in the form of cash dividends or other cash distributions from such Subsidiary.

     "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

     "corporation" includes corporations, associations, companies and business trusts.

     "Credit Facility" means that certain First Amended and Restated Credit Agreement, dated December 17, 1992, and amended as of the date hereof, among the Company and its Subsidiaries, the banks and other financial institutions parties thereto and Wells Fargo Bank, N.A., as Agent and Banque Paribas, Houston Agency, as Co-Agent, and the notes, letters of credit, guarantees, pledge agreements, mortgages or other collateral agreements, documents, certificates or instruments now or hereafter arising with respect thereto, as the same may be amended, supplemented, extended, renewed, restated, increased or otherwise modified from time to time prior to, on or after the issue date of the Ivex 12 1/2% Notes, together with any and all the refinancings, refundings and replacements from time to time prior to, on, or after the issue date of the Ivex 12 1/2% Notes.

     "Default" means any event that is, or after notice or lapse of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

     "Dollars" and the sign "$" means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     "Event of Default" has the meaning specified in Article V of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Holdings" means Ivex Holdings Corporation, a Delaware corporation.

     "incur", when used with respect to any Indebtedness, means to, directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness; and the terms "incurred", "incurrence" and "incurring" have meanings correlative to the foregoing.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than foreign currency exchange agreements entered into in the ordinary course of business of such Person that do not relate to indebtedness for borrowed money of such Person), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (vi) all Capitalized Lease Obligations of such Person, (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (ix) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above at such date and
(c) in the case of clause (vii) above, the lesser of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. To the extent such Person guarantees the obligation of another Person to pay interest on indebtedness owed by such other Person, then a designated percentage of the interest guaranteed or the principal amount of the underlying indebtedness, as the case may be, shall be deemed indebtedness of the referent Person. For purposes of this definition, the amount of such deemed indebtedness of the referent Person shall be equal to the lesser of: (x) the aggregate principal amount of the underlying indebtedness relating to such interest guarantee and
(y) the aggregate amount of interest due and payable over the term of such indebtedness (or the term of the Securities if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such indebtedness if such indebtedness was prepaid prior to the maturity of the Securities. Notwithstanding the foregoing, the term Indebtedness shall include all indebtedness, obligations, liabilities and undertakings under the Credit Facility.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to Holdings, all of its Subsidiaries and each Affiliate of Holdings and/or its Subsidiaries that is involved in the transaction with respect to which such firm has been engaged; provided that, notwithstanding the foregoing, Donaldson, Lufkin & Jenrette Securities Corporation and Shearson Lehman Brothers Inc. shall each be deemed qualified to serve as an Independent Financial Advisor.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Issue Date" means the date on which the Securities are originally issued under this Indenture.

     "Ivex Indenture" means the Indenture relating to the Ivex 12 1/2% Notes Offering.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Cash Proceeds" means the Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.

     "Net Proceeds Offer" has the meaning specified in Section 1012.

     "Net Proceeds Offer Trigger Date" has the meaning specified in Section
1012.

     "Net Proceeds Payment Date" has the meaning specified in Section 1012.

     "Officers' Certificate" means with respect to any Person a certificate signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Person, and delivered to the Trustee.

     "Opinion of Counsel" means with respect to any Person a written opinion of counsel, who may be counsel for such Person (including in-house counsel) or the Trustee, and who shall be acceptable to the Trustee.

     "Paying Agent" means any Person authorized by Holdings to pay the Accreted Value, or the principal of (and, in either case, premium, if any) or interest on any Securities on behalf of Holdings.

     "Permitted Indebtedness" means (i) Indebtedness of Holdings, the Company and any of the Company's Subsidiaries under the Credit Facility in an amount not in excess of $170.0 million aggregate principal amount reduced by (A) any scheduled principal payments irrevocably and indefeasibly made in cash and (B) any amounts by which the revolving credit facilities commitment is permanently reduced and the revolving credit loans, to the extent required, are indefeasibly and irrevocably repaid in cash; (ii) Indebtedness of Holdings, the Company and any of the Company's Subsidiaries outstanding on the Issue Date; (iii) Indebtedness of Holdings to Company or any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to Holdings, the Company or another Subsidiary of the Company; (iv) Hedging Obligations required by the terms of the Credit Facility; (v) Indebtedness of Holdings, the Company and any of the Company's Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (exclusive of Indebtedness permitted by any other clause of this paragraph or under Section 1007); (vi) additional Indebtedness of any of Holdings, the Company and any of the Company's Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (exclusive of Indebtedness permitted by any other clause of this paragraph or under Section 1007) either under the Credit Facility or under another facility approved by the Banks under the Credit Facility; and (vii) Refinancing Indebtedness.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of Holdings, the Company or any of its Subsidiaries.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

     "redemption", when used with respect to any Security, includes any purchase of such Security by Holdings pursuant to a Change of Control Offer or Net Proceeds Offer.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of Holdings or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Holdings, the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) any Refinancing Indebtedness of Holdings is subordinated to the Securities to the same extent as the Indebtedness of Holdings being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) if Indebtedness of Holdings, after the maturity date of the Securities or if Indebtedness of the Company or any Subsidiary of the Company, after the maturity date of the Ivex 12 1/2% Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities or the Ivex 12 1/2% Notes, as the case may be, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities or the Ivex 12 1/2% Notes, as the case may be,
(iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that
(x) Holdings may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Subsidiary of Holdings and (y) any Subsidiary of Holdings may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company or a Subsidiary of the Company; provided, however, that nothing contained in this definition shall limit or restrict the holders of the liabilities, undertakings, indebtedness and obligations now or hereafter evidenced by the Credit Facility from refinancing, refunding or replacing such obligations and indebtedness from time to time.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 and December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

     "Related Business Expenditure" means any capital expenditure, Investment or operating expense reasonably related to the business of the Company and its Subsidiaries as such business is conducted on the Issue Date.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of Holdings, the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Holdings, the

Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of Holdings, dividends or distributions payable to Holdings or to the Company or one of its Subsidiaries; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings, the Company or any of the Company's Subsidiaries held by any Person; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of Holdings which is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (iv) the making of any Prohibited Investment or guarantee of any Prohibited Investment in any Person; provided, however, that the following shall not be deemed Restricted
Payments: (i) the payment by the Company and its Subsidiaries to Holdings of their respective shares of the consolidated tax liability pursuant to the Tax Sharing Agreement among Holdings, the Company and the Company's Subsidiaries;
(ii) advances to employees, officers, directors, agents and representatives for travel and other reasonable and ordinary business expenses; (iii) advances and loans to employees and officers in connection with their relocation; (iv) loans to key employees to finance the purchase of Capital Stock of the Company or Holdings' but only to the extent the proceeds of such loans used to purchase the Capital Stock of Holdings are concurrently contributed by Holdings to the Company; (v) the payment to Acadia or its affiliates of consulting fees or $400,000 plus expenses per year pursuant to the terms of the Consulting Agreement; (vi) the payment by the Company to Holdings of management fees under or pursuant to the terms of the Management Agreement, provided such fees represent payment at cost for customary and ordinary expenses under leases and other contractual rights of Holdings during the period commencing on the Issue Date and terminating on the earlier to occur of (x) the 180th day after the Issue Date, or (y) the completion of the transfer by Holdings to the Company of all such leases and contractual rights; (vii) the redemption or retirement of indebtedness of a Subsidiary in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent incurrence of Refinancing Indebtedness; and (viii) Prohibited Investments by the Company or any of its Subsidiaries in any joint venture or corporation organized under the laws of a jurisdiction other than the United States, not in excess of $5.0 million in the aggregate (net of return of capital from such joint ventures or corporations) since December 31, 1992; and (ix) Prohibited Investments and Restricted Payments made with the proceeds of, and substantially concurrently with, any capital contribution to Holdings, or out of the net proceeds of any sale of Holdings Capital Stock (other than Disqualified Stock) or of Subsidiaries of Holdings other than the Company or its Subsidiaries.

     "Securities" means, collectively, the Series A Senior Discount Debentures due 2005 and, and when and if issued as provided in the Registration Rights Agreement, the Series B Senior Discount Debentures.

     "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

     "Successor" has the meaning specified in Section 801.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

                                   APPENDIX B

             PROPOSED AMENDMENTS TO THE SUBORDINATED NOTE INDENTURE

     Set forth below are the provisions of the Indenture that would be deleted or amended by the Proposed Amendments. The following is qualified in its entirety by reference to the Indenture, copies of which can be obtained without charge from the Information Agent or the Dealer Managers. Capitalized terms not otherwise defined in this Appendix B have the meanings assigned thereto in the Indenture. Certain defined terms are set forth at the end of this Appendix B. For purposes of this Appendix B, IPC, Inc. is referred to as the "Company".

     If the Proposed Amendments are adopted, except as otherwise noted below, the following sections will be deleted in their entirety from the Indenture, effective as of the Consent Date:

     Section 704. Reports by Company.

     (a) The Company shall remain subject to the informational filing requirements of the Commission pursuant to the Exchange Act. The Company shall deliver to the Trustee and the holders of the Securities, within 15 days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of
Section 314(a) of the Trust Indenture Act.*

     (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall, within 15 days after it delivers the same to its stockholders, cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be delivered to the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

     Section 801. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution) or assign any of its obligations hereunder or under the Securities to any Person, unless:

          (1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

          (4) the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test contained in
     Section 1007.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

---------------

* The last sentence of Section 704(a) shall not be deleted as a result of the Proposed Amendments and shall remain in effect after the Consent Date.

     Section 1005. Maintenance of Properties.

     The Company shall cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of it business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section shall prevent the Company from selling or otherwise disposing of such properties or discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary.

     Section 1006. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and
(ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 1007. Limitations on Additional Indebtedness.

     The Company shall not, and shall not permit any of its subsidiaries to, incur any Indebtedness (other than Permitted Indebtedness), unless (i) no Default or Event of Default shall have occurred and be continuing at the time of incurring, or after giving effect to, the incurrence of, such Indebtedness; and
(ii) immediately after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company, as at the date such Indebtedness is incurred, would be at least 1.75 to 1 if such Indebtedness is incurred on or prior to December 15, 1993 or 2.0 to 1.0 if such Indebtedness is incurred thereafter.

     Section 1008. Limitations on Preferred Stock of Subsidiaries.

     The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company).

     Section 1009. Limitations on Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property (except for leases between the Company and any of its Subsidiaries or between Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing, unless (i) the Company or such Subsidiary would be permitted under Section 1007 to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such arrangement and (ii) the gross proceeds of such sale are at least equal to the fair market value of such property and the Company or such Subsidiary applies the Net Cash Proceeds of such sale as provided in Section 1012.

     Section 1010. Limitations on Restricted Payments.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

             (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

             (ii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (A) 50% of the

        Consolidated Net Income of the Company (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from December 31, 1992 through the last day of the latest full fiscal quarter of the Company prior to the date of such Restricted Payment (taken as one accounting period), plus (B) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) received by the Company from, the issue or sale after the Issue Date of Capital Stock of the Company (other than the issue or sale of (y) Disqualified Stock or (z) Capital Stock of the Company to any Subsidiary of the Company) or any Indebtedness (other than Refinancing Indebtedness issued pursuant to clause (vii) of the proviso to the definition of Restricted Payment) or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be, plus (C) $2.5 million; and

             (iii) at the time of and immediately after giving effect to such Restricted Payment, the Company or any of its Subsidiaries would be entitled to incur (as the term is used in Section 1007) at least $1 of additional Indebtedness (other than Permitted Indebtedness) under the tests described in Section 1007.

        (b) The provisions of clause (a) above shall not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

             (ii) the retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company;

             (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (x) issue or sale of Capital Stock (other than Disqualified Stock) of the Company or (y) incurrence of Refinancing Indebtedness; and

             (iv) the repurchase of equity securities of the Company from the management of the Company upon such management's termination of employment with the Company to the extent required by a plan in effect on the Issue Date.

     Section 1011. Limitations on Restrictions on Distributions from
Subsidiaries.

     The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) if such encumbrance or restriction would by its terms prohibit any Subsidiary of the Company from (a) paying dividends or making any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, (b) making loans or advances to the Company or any of its other Subsidiaries or (c) transferring any of its properties or assets to the Company or any of its other Subsidiaries, except for encumbrances or restrictions existing under or by reason of (i) applicable law;
(ii) any covenants or restrictions contained in agreements creating or evidencing Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date; (iii) any restrictions contained in agreements creating or evidencing any Acquired Indebtedness permitted to be incurred under this Indenture; provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries; (iv) restrictions or encumbrances replacing those permitted by clause (ii) or (iii) above which are not more restrictive; and (v) any restrictions or encumbrances arising in connection with Refinancing Indebtedness, provided that any restrictions and encumbrances of the type described in this clause (v) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced. For purposes of this Section 1011, restrictions of the types set forth in the following sections of the Credit Facility as in effect on the date of this Indenture (and all amendments, modifications or changes thereto to the extent such amendments, modifications or changes do not alter the type of encumbrance or restriction contained therein) shall not be deemed to be consensual encumbrances or restrictions of the kind prohibited by this Section 1011: Section 2.4, 2.6, 2.7, 2.8, 2.9, 2.10, 2.14, 5.5, 5.6, 5.7, 5.8, 5.11,
5.13, 5.14, 5.15, 5.16, 5.18, 5.20, 5.21, 5.22, 5.23, 5.25, 8.3 and 9.17,
provided, however, that the omission of a particular section of the Credit Facility (other than Sections 5.9 and 5.17(b)) from the foregoing list shall not be deemed to restrict the Company from amending, modifying or changing the encumbrance or restriction contained in such omitted section if otherwise permitted under clause (iv).

     Section 1012. Limitations on Asset Sales.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless:

             (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined by the Board of Directors and, if such fair market value shall exceed $10 million, by an independent financial adviser);

             (ii) at least 80% of the consideration received by the Company or such Subsidiary from such Asset Sale is in the form of cash (or 50% in the case of an Asset Sale of the Company's properties located at Kenilworth, New Jersey, Markham, Ontario and Hillside, Illinois); provided that the amount of (A) any liabilities of the Company or such Subsidiary (as shown on the most recent balance sheet of the Company or such Subsidiary or in the notes thereto) that are assumed by the transferee in any such transaction and (B) any Cash Equivalents or notes or other obligations received by the Company or such Subsidiary from such transferee that are promptly converted by the Company or such Subsidiary into cash, shall both be deemed to be cash for purposes of this clause (ii); and

             (iii) the Net Cash Proceeds received by the Company or such Subsidiary from such Asset Sale are applied in accordance with this Section.

          (b) Within 180 days following the receipt of cash proceeds from any Asset Sale, the Company may (subject to clause (c) below) cause the Net Cash Proceeds received by the Company or any of its Subsidiaries from such Asset Sale to be applied:

             (i) to the repayment of Indebtedness of the Company or any of its Subsidiaries under the Credit Facility or other Senior Indebtedness of the Company or any of its Subsidiaries; provided that, any such repayment shall result in a permanent reduction in any revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid; or

             (ii) in a manner that would constitute a Related Business Expenditure.

If at any time any non-cash consideration received by the Company or any of its Subsidiaries from any Asset Sale is converted into or sold or otherwise disposed of for cash, then such cash will constitute Net Cash Proceeds for purposes of the foregoing provision.

          (c) If, upon completion of the 180-day period provided for in clause
     (b) above (the "Net Proceeds Offer Trigger Date"), any portion of the Net Cash Proceeds of an Asset Sale shall not have been applied by the Company in accordance with clause (b) above and such remaining Net Cash Proceeds, together with the remaining Net Cash proceeds of any prior Asset Sale, exceed $5 million, then the Company will be obligated to apply such remaining Net Cash Proceeds to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company (a "Net Proceeds Offer") with respect to the Securities. The Net Proceeds Offer shall be deemed to have commenced upon mailing of the notice described in clause (d) below and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by applicable law. If the date on which the Net Proceeds Offer terminates (the "Net Proceeds Payment Date") is on or after a Regular Record Date and on or before the related Interest Payment Date Date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender securities pursuant to the Net Proceeds Offer.

          (d) Within 10 days after a Net Proceeds Offer Trigger Date, the Company (with notice to the Trustee), or the Trustee at the request and expense of the Company, shall mail or cause to be mailed, first-class postage prepaid, to all Holders as of the Net Proceeds Offer Trigger Date, a notice of the Net Proceeds Offer. Such notice shall contain all instructions and materials necessary to enable Holders to tender Securities pursuant to the Net Proceeds Offer. Such notice, which shall govern the terms of the Net Proceeds Offer, shall state:

             (1) that the Net Proceeds Offer is being made pursuant to this Section and the length of time that the Net Proceeds Offer will remain open, and that all Securities or portions thereof tendered will be accepted for payment on a pro rata basis;

             (2) the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Payment Date;

             (3) that any Security not tendered will continue to accrue interest;

             (4) that unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on the Net Proceeds Payment Date;

             (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than two Business Days prior to the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

             (7) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Net Proceeds Offer are tendered and not withdrawn pursuant to the Net Proceeds Offer, the Company shall purchase Securities on a pro rata basis (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be so acquired); and

             (8) that the Holder of any Security purchased only in part will be issued a new Security or Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

          (e) On or before a Net Proceeds Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Net Proceeds Offer (on a pro rata basis if required pursuant to clause (e) (7) above), (ii) deposit with the Paying Agent an amount sufficient to pay the purchase price of all Securities or portions thereof to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company in accordance with the terms of this Section. The Paying Agent shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to the Holders a new Security or Securities equal in principal amount to any unpurchased portion of any Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof, and any amounts remaining after the purchase of Securities shall be returned by the Trustee to the Company. The Company will publicly announce the results of the Net Proceeds Offer as promptly as practicable following the Net Proceeds Payment Date. For purposes of this Section, the Trustee shall act as the

     Paying Agent. Any Net Proceeds Offer shall be conducted in compliance with Rule 14e-1 under the Exchange Act, if so required, and all applicable laws in making any such offer to purchase Securities.

     Section 1013. Limitations on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or
     (ii) any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), except in either case on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate; provided, however, that items (i) through (vi) of the proviso of the definition of Restricted Payment and item (iv) of Section 1010(b) shall not be prohibited by this provision.

          (b) The Company shall not, and shall not permit any of its Subsidiaries to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, involving or having a value of more than $500,000 unless the Company has either (i) obtained the approval of a majority of the disinterested members of the Board of Directors or (ii) delivered to the Trustee an opinion of a qualified Independent Financial Advisor to the effect that such transaction or transactions are fair to the Company or the relevant Subsidiary, as the case may be, from a financial point of view.

          (c) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Affiliate Transaction, or any series of related Affiliate Transactions, involving or having a value of more than $10 million unless such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and the Company has delivered the opinion referred to in clause (b)(ii) above.

     Section 1014. Limitations on Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; provided that the following Liens may be created or incurred or may exist or become effective without any requirement that the Securities be equally and ratably secured:

             (1) Liens existing on the Issue Date;

             (2) Liens now or hereafter securing Indebtedness outstanding under the Credit Facility and Liens now or hereafter securing the interest rate hedging obligations which the Company is required to enter into with respect to the term loans under the Credit Facility;

             (3) Liens on assets of the Company securing Senior Indebtedness permitted to be incurred under the Consolidated Fixed Charge Coverage Ratio test described in Section 1007; provided that such Liens are incurred within 90 days of the incurrence of such Indebtedness;

             (4) Liens on assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary permitted to be incurred under the Consolidated Fixed Charge Coverage Ratio test described in Section 1007; provided that such Liens are incurred within 90 days of the incurrence of such Indebtedness;

             (5) Liens on assets of the Company or any Subsidiary of the Company securing Permitted Indebtedness of the Company or such Subsidiary described in clause (v) of the definition of Permitted Indebtedness; provided that such Liens are incurred within 90 days of the incurrence of such Indebtedness;

             (6) Liens securing Refinancing Indebtedness; provided that such Liens extend to or cover only the property or assets securing the Indebtedness being refinanced; and

             (7) Permitted Liens.

     Section 1015. Restriction on Additional Senior Subordinated Indebtedness.

     The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the Securities.

                RELEVANT SUBORDINATED NOTE INDENTURE DEFINITIONS

     "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company and (ii) with respect to the Company or any or its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of any asset from another Person, which Indebtedness was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" shall not include, (i) with respect to the Company, any Subsidiary of the Company or (ii) with respect to any Subsidiary of the Company, the Company or any other Subsidiary of the Company.

     "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, (x) any sale and leaseback arrangement, (y) any sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary and (z) any sale or other disposition of any non-cash consideration received by such Person from any prior transaction or series of related transactions that constituted an Asset Sale hereunder), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided that the following shall not constitute Asset Sales: (i) a transaction or series of related transactions (other than transactions described in clause (z) above) in which the fair market value of the cash and/or other consideration received (including, without limitation, the unconditional assumption of Indebtedness) is less than $250,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries; and
(iv) Investments in any joint venture or corporation permitted under clause
(viii) of the proviso to the definition of "Restricted Payment".

     "Attributable Indebtedness", when used with respect to any sale and leaseback arrangement, means, as at the time of determination, the greater of
(i) the fair market value of the property subject to such arrangement and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board empowered to act for it with respect to this Indenture.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which financial institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Cash Equivalents," when used in Article X, means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof from Standard & Poor's Corporation or P-1 or the equivalent thereof from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any domestic commercial bank having combined capital and surplus of not less than $250,000,000; and (v) repurchase agreements and reverse repurchase agreements with any bank meeting the qualifications specified in clause (iv) above relating to securities of the types described in clauses (i),
(ii) or (iv) above, in each case maturing within one year from the date of acquisition thereof.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii), if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this instrument, and thereafter "Company" shall mean such successor Person.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding such determination date to (ii) Consolidated Interest Expense which the Company shall accrue during the next succeeding four full fiscal quarters for which financial results will be reported immediately following such determination date, such Consolidated Interest Expense to be calculated on the basis of the amount of the Company's Indebtedness (on a consolidated basis) outstanding on the determination date and reasonably anticipated by the Board of Directors of the Company to be outstanding from time to time during such period provided that in any calculation of the Consolidated Fixed Charge Coverage Ratio of the Company, no adjustment shall be made with respect to any Asset Sale that has not taken place prior to the determination date.

     "Consolidated Net Income" of the Company for any period means the net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication, (i) the net income (or loss) of any Person (other than a Subsidiary of the Company) in which any Person other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Subsidiaries in the form of dividends or similar distributions during such period; (ii) to the extent includable in the consolidated net income of the Company, the net income (or loss) of any Person that accrued prior to the date that (A) such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or (B) the assets of such Person are acquired by the Company or any of its Subsidiaries; (iii) the net income of any Subsidiary of the Company to the extent that (but only as long as) the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain or loss, together with any related provisions for taxes, realized during such period by the Company or any of its Subsidiaries upon (A) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Subsidiaries or (B) any Asset Sale by the Company or any of its Subsidiaries; (v) any extraordinary gain or loss, together with any related provision for taxes on any such extraordinary gain or loss, realized by the Company or any of its Subsidiaries during such period; and (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that there shall be included in such net income (to the extent not otherwise included therein) the net income of any Subsidiary of the Company to the extent such net income is actually received by the Company or a Subsidiary of the Company in the form of cash dividends or other cash distributions from such Subsidiary.

     "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP, less the book value of all Intangible Assets reflected on the consolidated balance sheet of the Company and its Subsidiaries as of such date.

     "Credit Facility" means that certain First Amended and Restated Credit Agreement, dated December 17, 1992, among the Company and its Subsidiaries, the banks and other financial institutions parties thereto and Wells Fargo Bank, N.A., as Agent and Banque Paribas, Houston Agency, as Co-Agent, and the notes, letters of credit, guarantees, pledge agreements, mortgages or other collateral agreements, documents, certificates or instruments now or hereafter arising with respect thereto, as the same may be amended, supplemented, extended, renewed, restated, increased or otherwise modified from time to time prior to, on or after the Issue Date, together with any and all the refinancings, refundings and replacements from time to time prior to, on, or after the Issue Date.

     "Default" means any event that is, or after notice or lapse of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

     "Event of Default" has the meaning specified in Article V.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "incur", when used with respect to any Indebtedness, means to, directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness; and the terms "incurred", "incurrence" and "incurring" have means correlative to the foregoing.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than foreign currency exchange agreements entered into in the ordinary course of business of such Person that do not relate to indebtedness for borrowed money of such Person), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (vi) all Capitalized Lease Obligations of such Person, (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (ix) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above at such date and
(c) in the case of clause (vii) above, the lesser of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. To the extent such Person guarantees the obligation of another Person to pay interest on indebtedness owed by such other Person, then a designated percentage of the interest guaranteed or the principal amount of the underlying indebtedness, as the case may be, shall be deemed indebtedness of the referent Person. For purposes of this definition, the amount of such deemed indebtedness of the referent Person shall be equal to the lesser of: (x) the aggregate principal amount of the underlying indebtedness relating to such interest guarantee and (y) the aggregate amount of interest due and payable over the term of such indebtedness (or the term of the Securities if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such indebtedness if such indebtedness was prepaid prior to the maturity of the Securities. Notwithstanding the foregoing, the term Indebtedness shall include all indebtedness, obligations, liabilities and undertakings under the Credit Facility.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company, all of its Subsidiaries and each Affiliate of the Company and/or its Subsidiaries that is involved in the transaction with respect to which such firm has been engaged; provided that, notwithstanding the foregoing, Shearson Lehman Brothers Inc. and Donaldson, Lufkin & Jenrette Securities Corporation shall each be deemed qualified to serve as an Independent Financial Advisor.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Issue Date" means the date on which the Securities are originally issued under this Indenture.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Cash Proceeds" means the Net Proceeds or any Asset Sale received in the form of cash or Cash Equivalents.

     "Net Proceeds" means (i) in the case of any Asset Sale by any Person, the aggregate net proceeds received by such Person, after payment of expenses, taxes, commissions and the like incurred in connection therewith (and the amount of cash, if any, applied to repay any Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt), and (ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock (other than Disqualified Stock) of the Company, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, and less any and all payments made such holder and all expenses incurred by the Company in connection therewith).

     "Net Proceeds Offer" has the meaning specified in Section 1012.

     "Net Proceeds Offer Trigger Date" has the meaning specified in Section
1012.

     "Net Proceeds Payment Date" has the meaning specified in Section 1012.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (including in-house counsel) or the Trustee, and who shall be acceptable to the Trustee.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Permitted Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries under the Credit Facility in an amount not in excess of $170.0 million aggregate principal amount reduced by (A) any scheduled principal payments irrevocably and indefeasibly made in cash and (B) any amounts by which the revolving credit facilities commitment is permanently reduced and the revolving credit loans, to the extent required, are indefeasibly and irrevocably repaid in cash; (ii) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date; (iii) Indebtedness of the Company to any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary of the Company; (iv) Hedging Obligations required by the terms of the Credit Facility; (v) Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (exclusive of Indebtedness permitted by any other clause of this paragraph or under Section 1007); (vi) additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding exclusive of Indebtedness permitted by any other clause of this paragraph or under Section
1007) either under the Credit Facility or under another facility approved by the Banks under the Credit Facility; and (vii) Refinancing Indebtedness.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves been established or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

     "redemption", when used with respect to any Security, includes any purchase of such Security by the Company pursuant to a Change of Control Offer or Net Proceeds Offer.

     "Refinancing" has the meaning specified in the second recital of this Indenture.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (a) the Refinancing Indebtedness is subordinated to the Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (b) the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended, or (ii) after the maturity date of the Securities, (c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities, (d) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (i) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (ii) the amount of accrued and unpaid interest, if any, on such Indebtedness being refunded, refinanced or extended and (iii) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (e) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that (x) the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Subsidiary of the Company and (y) any Subsidiary of the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of a Subsidiary of the Company; provided, however, that nothing contained in this definition shall limit or restrict the holders of the liabilities, undertakings, indebtedness and obligations now or hereafter evidenced by the Credit Facility from refinancing, refunding or replacing such obligations and indebtedness from time to time.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 and December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

     "Related Business Expenditure" means any capital expenditure, Investment or operating expense reasonably related to the business of the Company and its Subsidiaries as such business is conducted on the Issue Date.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (iv) the making of any Prohibited Investment or guarantee of any Prohibited Investment in any Person; provided, however, that the following shall not be deemed Restricted
Payments: (i) the payment by the Company and its subsidiaries to Holdings of their respective shares of the consolidated tax liability pursuant to the Tax Sharing Agreement; (ii) advances to employees, officers, directors, agents and representatives of Holdings' for travel and other reasonable and ordinary business expenses; (iii) advances and loans to employees and officers of Holdings' in connection with their relocation; (iv) loans to key employees to finance the purchase of Capital Stock of the Company or Holdings' but only to the extent the proceeds of such loans used to purchase the Capital Stock of Holdings are concurrently contributed by Holdings to the Company; (v) the payment to Acadia or its affiliates of consulting fees of $400,000 plus expenses per year pursuant to the terms of the Consulting Agreement; (vi) the payment by the Company to Holdings of management fees under or pursuant to the terms of the Management Agreement, provided such fees represent payment at cost for customary and ordinary expenses under leases and other contractual rights of Holdings during the period commencing on the Issue Date and terminating on the earlier to occur of (x) the 180th day after the Issue Date, or (y) the completion of the transfer by Holdings to the Company of all such leases and contractual rights;
(vii) the redemption or retirement of subordinated indebtedness of the Company in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent incurrence of Refinancing Indebtedness; and (viii) Prohibited Investments in any joint venture or corporation organized under the laws of a jurisdiction other than the United States, not in excess of $5.0 million in the aggregate (net of return of capital from such joint ventures or corporations) since December 31, 1992. In no event shall any payment or prepayment with respect to the Credit Facility be deemed to be a Restricted Payment.

     "Securities" has the meaning specified in the first recital of this instrument and more particularly means any Securities authenticated and delivered under this Indenture.

     "Senior Indebtedness" means the principal and premium, if any, and interest on (including interest at the contract rate (including a default rate) that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy or reorganization law with respect to the Company, would accrue on such obligations, whether or not a claim therefor is allowed in such bankruptcy or reorganization proceeding) and all other monetary obligations of every kind or nature in respect of or incurred in connection with (a) Indebtedness of the Company under the Credit Facility and the interest rate hedging arrangements provided for therein; (b) obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; and (c) any other Indebtedness of the Company (other than the Securities), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary of the Company for money borrowed or advanced from such Subsidiary or (ii) amounts owed (except to banks and other financing institutions) for goods, materials or services purchased in the ordinary course of business.

     "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

     "Successor" has the meaning specified in Section 801.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

                       CONSENT AND LETTER OF TRANSMITTAL
                                       TO
                    TENDER AND TO GIVE CONSENT IN RESPECT OF
                  13 1/4% SENIOR DISCOUNT DEBENTURES DUE 2005
                                       OF

                           IVEX PACKAGING CORPORATION
                       PURSUANT TO THE OFFERS TO PURCHASE
                      AND CONSENT SOLICITATIONS STATEMENT
                             DATED AUGUST 27, 1997

THE OFFER AND THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 SEPTEMBER 24, 1997, UNLESS EXTENDED (SUCH DATE, THE "INITIAL EXPIRATION DATE"
  AND, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF SENIOR
   DEBENTURES (AS DESCRIBED HEREIN) MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE INITIAL
                                EXPIRATION DATE.

             The Depositary for the Offer and the Solicitation is:
                    UNITED STATES TRUST COMPANY OF NEW YORK

                     By Facsimile:                                               By Mail:
                     (212) 780-0592                              United States Trust Company of New York
              Attention: Customer Service                              P.O. Box 843 Cooper Station
        Confirm by Telephone to: (800) 548-6565                          New York, New York 10276
                                                                   Attention: Corporate Trust Services
               By Hand before 4:30 p.m.:                    By Overnight Courier and By Hand after 4:30 p.m.:
        United States Trust Company of New York                  United States Trust Company of New York
                      111 Broadway                                       770 Broadway, 13th Floor
                New York, New York 10006                                 New York, New York 10003
     Attention: Lower Level Corporate Trust Window

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE TENDER OFFER CONSIDERATION PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SENIOR DEBENTURES AND DELIVER (AND NOT REVOKE) THEIR CONSENTS TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

     This Consent and Letter of Transmittal ("Consent and Letter of Transmittal") is to be used by Holders if: (i) certificates representing the 13 1/4% Senior Discount Debentures due 2005 (the "Senior Debentures"), issued pursuant to an Indenture dated as of March 8, 1993 (the "Senior Debenture Indenture") are to be physically delivered to the Depositary herewith by such Holders; (ii) tender of Senior Debentures is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company ("DTC") or the Philadelphia Depository Trust Company ("PHILADEP") (each, a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in the Statement referred to above under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Book-Entry Transfer" by any financial institution that is a participant in a Book-Entry Transfer Facility and whose name appears on a security position listing as the owner of Senior Debentures (such participants, acting on behalf of Holders, are referred to herein, together with such Holders, as "Acting Holders"); (iii) tender of Senior Debentures is to be made according to the guaranteed delivery procedures set forth in the Statement under the caption "The Offer and the Solicitation--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery;" or (iv) a Holder wishes to deliver a Consent herewith. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     HOLDERS WHO TENDER SENIOR DEBENTURES WILL BE CONSENTING TO THE PROPOSED AMENDMENTS PURSUANT TO THIS CONSENT AND LETTER OF TRANSMITTAL. THE COMPLETION, EXECUTION AND DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL WILL CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS. A HOLDER OF SENIOR DEBENTURES MAY NOT VALIDLY TENDER SUCH SENIOR DEBENTURES WITHOUT DELIVERING A VALID CONSENT.

     The undersigned has completed, executed and delivered this Consent and Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer and the Solicitation.

     All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Statement referred to above.

     Your bank or broker can assist you in completing this form. The instructions included with this Consent and Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Statement, this Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager, whose address and telephone number appear on the back cover of this Consent and Letter of Transmittal. See Instruction 11 below.
--------------------------------------------------------------------------------

      CHECK HERE IF TENDERED SENIOR DEBENTURES ARE BEING DELIVERED
      BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE
      DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE
      THE FOLLOWING:

      Name of Tendering Institution

      Name of Book-Entry Transfer Facility (check one):

      [ ] DTC
      [ ] PHILADEP

      Account Number  Transaction Code Number

     If Holders desire to tender Senior Debentures pursuant to the Offer and (i) certificates representing such Senior Debentures are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing such Senior Debentures or other required documents to reach the Depositary prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such Holders may effect a tender of such Senior Debentures in accordance with the guaranteed delivery procedures set forth in the Statement under the caption "The Offer and the Solicitation--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery." See Instruction 1 below.

      CHECK HERE IF TENDERED SENIOR DEBENTURES ARE BEING DELIVERED
      PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY
      DELIVERED TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

      Name of Registered Holder(s):

      Window Ticket No. (if any):

      Date of Execution of Notice of Guaranteed Delivery:

      Name of Eligible Institution that Guaranteed Delivery:

      If Delivered by Book-Entry Transfer:

      Name of Book-Entry Transfer Facility (check one):
      [ ] DTC
      [ ] PHILADEP

      Account Number  Transaction Code Number

     List below the Senior Debentures to which this Consent and Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent and Letter of Transmittal. Tenders of Senior Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

DESCRIPTION OF SENIOR DEBENTURES
------------------------------------------------------------------------------------------------------------------------------
                                                                                    AGGREGATE              PRINCIPAL AMOUNT
                                                                                    PRINCIPAL              TENDERED AND AS TO
NAME(S) AND ADDRESS(ES) OF HOLDER(S)                         CERTIFICATE            AMOUNT                 WHICH CONSENTS
(PLEASE FILL IN, IF BLANK)                                   NUMBERS*               REPRESENTED**          ARE GIVEN
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                             TOTAL PRINCIPAL
                                                             AMOUNT OF
                                                             SENIOR DEBENTURES
------------------------------------------------------------------------------------------------------------------------------
   * Need not be completed by Holders tendering by book-entry transfer (see below).
  ** UNLESS OTHERWISE INDICATED IN THE COLUMN LABELED "PRINCIPAL AMOUNT TENDERED AND AS TO WHICH CONSENTS ARE GIVEN" AND SUBJECT
     TO THE TERMS AND CONDITIONS OF THE STATEMENT, A HOLDER WILL BE DEEMED TO HAVE TENDERED AND CONSENTED WITH RESPECT TO THE
     ENTIRE AGGREGATE PRINCIPAL AMOUNT REPRESENTED BY THE SENIOR DEBENTURES INDICATED IN THE COLUMN LABELED "AGGREGATE PRINCIPAL
     AMOUNT REPRESENTED." SEE INSTRUCTION 3. ANY ENTRY IN THIS COLUMN WILL BE DEEMED TO BE A CONSENT WITH RESPECT TO THE
     AGGREGATE PRINCIPAL AMOUNT ENTERED.

     If you do not wish to tender your Senior Debentures and you wish to disapprove or abstain with respect to the matter described in the Statement for which Consents are sought, you do not need to return this Consent and Letter of Transmittal or take any other action. However, at your option, you may return this Consent and Letter of Transmittal and disapprove or abstain with respect to said matter by checking the appropriate box below. DO NOT CHECK EITHER OF THE FOLLOWING BOXES IF YOU ARE TENDERING SENIOR DEBENTURES HEREWITH OR DELIVERING CONSENTS WITH RESPECT TO SENIOR DEBENTURES HEREWITH. CHECKING EITHER BOX COULD RENDER YOUR TENDER OR CONSENT INVALID.

                        [ ]                                                 [ ]
                    Disapprove                                            Abstain

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

     By execution hereof, the undersigned acknowledges receipt of the Offers to Purchase and Consent Solicitations Statement, dated August 27, 1997 (as the same may be amended from time to time (the "Statement"), of Ivex Packaging Corporation, a Delaware corporation (the "Company"), and this Consent and Letter of Transmittal and instructions hereto, which together constitute (i) the Company's offer to purchase for cash (the "Offer") all of its 13 1/4% Senior Discount Debentures Due 2005 (the "Senior Debentures"), upon the terms and subject to the conditions set forth in the Statement, and (ii) the Company's solicitation (the "Solicitation") of consents (the "Consents") from registered holders of Senior Debentures ("Holders") to certain proposed amendments (the "Proposed Amendments"), as described in the Statement, to the indenture dated as of March 8, 1993 between the Company and United States Trust Company of New York, as trustee (the "Trustee"), pursuant to which the Senior Debentures were issued (the "Senior Debenture Indenture").

     Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Company the principal amount of Senior Debentures indicated above and Consents to the Proposed Amendments (hereby revoking any previously submitted disapproval or abstention).

     Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Senior Debentures tendered with this Consent and Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Senior Debentures that are being tendered hereby. The undersigned also consents to the Proposed Amendments effective as of the date hereof. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Senior Debentures with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Senior Debentures and all evidences of transfer and authenticity to, or transfer ownership of, such Senior Debentures on the account books maintained by any of the Book-Entry Transfer Facilities to, or upon the order of, the Company, (ii) present such Senior Debentures for transfer of ownership on the books of the Company, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Senior Debentures and (iv) deliver to the Company and the Trustee this Consent and Letter of Transmittal as evidence of the undersigned's Consent to the Proposed Amendments and as certification that Requisite Consents to the Proposed Amendments duly executed by Holders have been received, all in accordance with the terms of and conditions to the Offer and the Solicitation as described in the Statement.

     The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the Senior Debentures tendered hereby or represented hereby, to the Proposed Amendments as permitted by Article IX, Section 902 of the Senior Debenture Indenture. The undersigned understands that the Consent provided hereby shall remain in full force and effect until such Consent is revoked in accordance with the procedure set forth in the Statement and this Consent and Letter of Transmittal. The undersigned understands that a revocation of such Consent will not be effective following the time and date on which a supplemental indenture providing for the Proposed Amendments is executed. The Company intends to cause the execution of the supplemental indenture to occur upon the Initial Expiration Date if the Requisite Consents have been obtained or, if the Requisite Consents have not been obtained, promptly upon obtaining the Requisite Consents.

     The undersigned understands that tenders of Senior Debentures may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Expiration Date, and, thereafter, if the offer is terminated without any Senior Debentures being purchased thereunder. If a Holder who has tendered Senior Debentures subsequently effects a valid withdrawal of a prior tender of Senior Debentures (without a concurrent valid revocation of a Consent) prior to the Initial Expiration Date, such action will render the Consent with respect to such Senior Debentures defective. The undersigned understands that Consents may be revoked by written notice of revocation received by the Depositary at any time prior to the Initial Expiration Date. If a Holder who has tendered Senior Debentures subsequently effects a valid revocation of such Holder's Consent (without a concurrent valid withdrawal of Senior Debentures), such action will render the prior tender of Senior Debentures with respect to which such Consent relates defective, and the Company will have the right, which it may waive, to reject such tender of Senior Debentures as invalid and ineffective. In the event of a termination of the Offer, the Senior Debentures tendered pursuant to the Offer will be returned to the tendering Holder promptly. If the Company or IPC makes a material change in the terms of the Offers or the Solicitations or the information concerning the Offers or the Solicitations, the Company or IPC, as the case may be, will disseminate additional Offer and Solicitation materials and extend such Offers or, if applicable, the Solicitations, to the extent required by law.

     The undersigned understands that notice of revocation of Consent, to be effective, must: (i) contain the name of the person who delivered the Consent and the description of the Senior Debentures to which it relates, the certificate number or numbers of such Senior Debentures (unless such Senior Debentures were tendered by book-entry delivery) and the aggregate principal amount represented by such Senior Debentures, (ii) be signed by the Acting Holder thereof in the same manner as the original signature on this Consent and Letter of Transmittal (including the required signature guarantee(s)) or be accompanied by evidence, satisfactory to the Company and the Depositary, that the holder of Senior Debentures revoking the Consent has succeeded to ownership of the Senior Debentures, (iii) if this Consent and Letter of Transmittal was executed by a person other than the registered Holder of the related Senior Debentures, be accompanied by a valid proxy signed by such registered Holder and authorizing the revocation of such Consent and (iv) be received by the Depositary at one of the addresses set forth in the Statement prior to the Initial Expiration Date. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given.

     The undersigned understands that tenders of Senior Debentures pursuant to any of the procedures described in the Statement and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer and the Solicitation.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Senior Debentures tendered hereby and to give the Consent contained herein, and that when such Senior Debentures are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Senior Debentures tendered hereby, to perfect the undersigned's Consent to the Proposed Amendments and to complete the execution of a supplemental indenture to the Indenture reflecting such Proposed Amendments.

     For purposes of the Offer, the undersigned understands that the Company will be deemed to have accepted for purchase validly tendered Senior Debentures (or defectively tendered Senior Debentures with respect to which the Company has waived such defect), if, as and when the Company gives oral (confirmed the following day in writing) or written notice thereof to the Depositary.

     The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer (each of which the Company may waive) set forth in the Statement, the Company may not be required to accept for purchase any of the Senior Debentures tendered (including any Senior Debentures tendered after the Expiration Date). Any Senior Debentures not accepted for purchase will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under "Special Delivery Instructions" below.

     All authority conferred or agreed to be conferred by this Consent and Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Consent and Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

     The undersigned understands that the delivery and surrender of the Senior Debentures is not effective, and the risk of loss of the Senior Debentures does not pass to the Depositary, until receipt by the Depositary of this Consent and Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Senior Debentures and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Senior Debentures representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of the undersigned (and in the case of Senior Debentures tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above), and checks for payments of the Tender Offer Consideration and Consent Payment to be made in connection with the Offer and the Solicitation be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Senior Debentures representing principal amounts not tendered or not accepted for purchase and checks for payments of the Tender Offer Consideration and Consent Payment to be made in connection with the Offer and the Solicitation be delivered to the undersigned at the address(es) shown above. In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Senior Debentures representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Senior Debentures be delivered to, and checks for payments of the Tender Offer Consideration and Consent Payment be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Senior Debentures from the name of the registered Holder(s) thereof if the Company does not accept for purchase any of the principal amount of such Senior Debentures so tendered.

                                PLEASE SIGN HERE

 (TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS OF SENIOR DEBENTURES REGARDLESS OF WHETHER SENIOR DEBENTURES ARE BEING PHYSICALLY DELIVERED HEREWITH)

     The completion, execution and delivery of this Consent and Letter of Transmittal will be deemed to constitute a Consent to the Proposed Amendments.

     This Consent and Letter of Transmittal must be signed by the registered Holder(s) of Senior Debentures exactly as their name(s) appear(s) on certificate(s) for Senior Debentures or, if tendered by a participant in one of the Book-Entry Transfer Facilities, exactly as such participant's name appears on a security position listing as the owner of Senior Debentures or by person(s) authorized to become registered Holder(s) by endorsements on certificates for Senior Debentures or by bond powers transmitted with this Consent and Letter of Transmittal. Endorsements on Senior Debentures and signatures on bond powers by registered Holders not executing this Consent and Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act. See Instruction 4 below.

     IF THE SIGNATURE APPEARING BELOW IS NOT OF THE REGISTERED HOLDER(S) OF THE SENIOR DEBENTURES, THEN THE REGISTERED HOLDER(S) MUST SIGN A CONSENT PROXY WHICH SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. THE CONSENT PROXY SHOULD ACCOMPANY THIS CONSENT AND LETTER OF TRANSMITTAL.

X
 ------------------------------------------------------------------------------

X
 ------------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Date:   , 1997
 -------

Name(s):
        -----------------------------------------------------------------------

 ------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity:
         ----------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------

 ------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone No.:
                            ---------------------------------------------------

                   PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN
                 SIGNATURE GUARANTEE (SEE INSTRUCTION 4 BELOW)
        CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION

--------------------------------------------------------------------------------
             (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

--------------------------------------------------------------------------------
  (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF
                                     FIRM)

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

--------------------------------------------------------------------------------
                                 (PRINTED NAME)

--------------------------------------------------------------------------------
                                    (TITLE)

Dated:    , 1997
      ----                                  7

                         SPECIAL ISSUANCE INSTRUCTIONS

                       (SEE INSTRUCTIONS 3, 4, 5, AND 7)

To be completed ONLY if certificates for Senior Debentures in a principal amount not tendered or not accepted for purchase are to be issued in the name of, or checks for the Tender Offer Consideration are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Senior Debentures" within this Consent and Letter of Transmittal, or if Senior Debentures tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at one of the Book-Entry Transfer Facilities other than the one designated above.

Issue:  [ ] Senior Debentures  [ ] Checks
                             (check as applicable)

Name
    ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
       ------------------------------------------------------------------------
                                   (ZIP CODE)

    ---------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

Credit unpurchased Senior Debentures by book-entry to the Book-Entry Transfer Facility account set forth below:

                            [ ] DTC     [ ] PHILADEP

    ---------------------------------------------------------------------------
                         (DTC/PHILADEP ACCOUNT NUMBER)

Name of Account Party:
                      ---------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS

                       (SEE INSTRUCTIONS 3, 4, 5, AND 7)

To be completed ONLY if certificates for Senior Debentures in a principal amount not tendered or not accepted for purchase or checks for the Tender Offer Consideration are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal or to an address different from that shown in the box entitled "Description of Senior Debentures" within this Consent and Letter of Transmittal.

Deliver:  [ ] Senior Debentures  [ ] Checks
                             (check as applicable)

Name
    ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
       ------------------------------------------------------------------------
                                 (PLEASE PRINT)

    ---------------------------------------------------------------------------
                                   (ZIP CODE)

    ---------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

                                  INSTRUCTIONS
   FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER AND THE SOLICITATION

     1. DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL AND CERTIFICATES FOR SENIOR DEBENTURES OR BOOK-ENTRY CONFIRMATIONS; GUARANTEED DELIVERY PROCEDURES; WITHDRAWAL OF TENDERS. To tender Senior Debentures in the Offer and to deliver Consents in the Solicitation, physical delivery of certificates for Senior Debentures or a confirmation of any book-entry transfer into the Depositary's account with a Book-Entry Transfer Facility of Senior Debentures tendered electronically, as well as a properly completed and duly executed copy or facsimile of this Consent and Letter of Transmittal (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Senior Debentures tendered, a Consent Proxy executed by such registered Holder), and any other documents required by this Consent and Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date. Tenders of Senior Debentures in the Offer will be accepted prior to the Expiration Date in the manner described in the preceding sentence and otherwise in compliance with this Consent and Letter of Transmittal. The method of delivery of this Consent and Letter of Transmittal, Senior Debentures and all other required documents to the Depositary is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Depositary. THIS CONSENT AND LETTER OF TRANSMITTAL AND SENIOR DEBENTURES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO THE COMPANY, THE TRUSTEE OR THE DEALER MANAGER.

     If Holders desire to tender Senior Debentures pursuant to the Offer and deliver Consents pursuant to the Solicitation and (i) certificates representing such Senior Debentures are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing Senior Debentures or other required documents to reach the Depositary prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date such Holders may effect a tender of Senior Debentures and delivery of a Consent in accordance with the guaranteed delivery procedures set forth in the Statement under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery."

     Pursuant to the guaranteed delivery procedures:

          (a) such tender and delivery must be made by or through an Eligible Institution (which is defined to include a bank, broker, dealer, credit union, savings association or other entity that is a member of a recognized Medallion Program approved by the Securities Transfer Association, Inc.);

          (b) prior to the Expiration Date, the Depositary must have received from such Eligible Institution, at one of the addresses of the Depositary set forth herein, a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, facsimile transmission, mail or hand delivery) substantially in the form provided by the Company, setting forth the name(s) and address(es) of the Acting Holder(s), and the principal amount of Senior Debentures being tendered and with respect to which a Consent is being delivered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the date of the Notice of Guaranteed Delivery, a properly completed and duly executed Consent and Letter of Transmittal, or a facsimile thereof, together with certificates representing the Senior Debentures (or confirmation of book-entry transfer of such Senior Debentures into the Depositary's account with a Book-Entry Transfer Facility as described above), and any other documents required by this Consent and Letter of Transmittal (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Senior Debentures tendered, a Consent Proxy executed by such registered Holder) and the instructions hereto, will be deposited by such Eligible Institution with the Depositary; and

          (c) this Consent and Letter of Transmittal or a facsimile hereof, properly completed and duly executed, certificates for all physically delivered Senior Debentures in proper form for transfer (or confirmation of book-entry transfer of such Senior Debentures into the Depositary's account with a

     Book-Entry Transfer Facility as described above) and all other required documents (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Senior Debentures tendered, or Consent Proxy executed by such registered Holder) must be received by the Depositary within three NYSE trading days after the date of the Notice of Guaranteed Delivery.

     Tenders of Senior Debentures may be withdrawn by written notice of withdrawal and revocation received by the Depositary delivered by mail, hand delivery or facsimile transmission, which notice must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date. Notice of withdrawal of tendered Senior Debentures, to be effective, must
(i) be received by the Depositary at one of its addresses set forth herein, (ii) specify the name of the person who deposited the Senior Debentures to be withdrawn (the "Depositor"), the name in which the Senior Debentures are registered (and, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Senior Debentures) if different from that of the Depositor, (iii) state the principal amount of Senior Debentures to be withdrawn and (iv) be signed by the Depositor in the same manner as the original signature on this Consent and Letter of Transmittal (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company and the Depositary that the person withdrawing the tender has succeeded to beneficial ownership of the Senior Debentures. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Senior Debentures) to the Depositary, the name of the Acting Holder and the certificate numbers relating to such Senior Debentures withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of the certificates for the withdrawn Senior Debentures (or, in the case of Senior Debentures transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Senior Debentures). If a Holder who has tendered Senior Debentures subsequently effects a valid withdrawal of a prior tender of Senior Debentures (without a concurrent valid revocation of a Consent) prior to the Initial Expiration Date, such action will render the Consent with respect to such Senior Debentures defective.

     2. CONSENT TO PROPOSED AMENDMENTS; REVOCATION OF CONSENTS. In accordance with the Statement, all properly completed and executed Consents and Letters of Transmittal consenting to the Proposed Amendments that are received by the Depositary prior to the Expiration Date will be counted as Consents with respect to the Proposed Amendments, unless the Depositary receives, prior to the Initial Expiration Date or at such other times as are permitted in the Offer and Solicitation, a written notice of revocation of such Consent as described in the Statement. Notice of revocation of Consent, to be effective, must (i) contain the name of the person who delivered the Consent and the description of the Senior Debentures to which it relates, the certificate number or numbers of such Senior Debentures (unless such Senior Debentures were tendered by book-entry delivery) and the aggregate principal amount represented by such Senior Debentures, (ii) be signed by the Acting Holder thereof in the same manner as the original signature on this Consent and Letter of Transmittal (including the required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company and the Depositary that the Holder revoking the Consent has succeeded to beneficial ownership of the Senior Debentures, (iii) if the Consent and Letter of Transmittal was executed by a person other than the registered Holder of the related Senior Debentures, be accompanied by a valid proxy signed by such registered holder and authorizing the revocation of such Consent and
(iv) be received by the Depositary at one of its addresses set forth herein prior to the Initial Expiration Date. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given. If a Holder who has tendered Senior Debentures subsequently effects a valid revocation of such Holder's Consent (without a concurrent valid withdrawal of Senior Debentures), such action will render the prior tender of the Senior Debentures with respect to which such Consent relates defective, and the Company will have the right, which it may waive, to reject such tender as invalid and ineffective.

     THE COMPANY INTENDS TO CAUSE THE EXECUTION OF THE SUPPLEMENTAL INDENTURE PROVIDING FOR THE PROPOSED AMENDMENTS TO OCCUR UPON THE INITIAL EXPIRATION DATE IF THE REQUISITE CONSENTS HAVE BEEN OBTAINED AND NOT REVOKED OR, IF THE REQUISITE CONSENTS HAVE NOT THEN BEEN OBTAINED AND NOT REVOKED, PROMPTLY UPON OBTAINING THE REQUISITE CONSENTS. SUCH SUPPLEMENTAL INDENTURE WILL BE BINDING UPON EACH HOLDER OF SENIOR DEBENTURES WHETHER OR NOT SUCH HOLDER GIVES A CONSENT WITH RESPECT THERETO.

     3. PARTIAL TENDERS AND CONSENTS. Tenders of Senior Debentures pursuant to the Offer (and the corresponding Consents thereto pursuant to the Solicitation) will be accepted only in and in respect of principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Senior Debentures evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column of the box entitled "Description of Senior Debentures" herein. The entire principal amount represented by the certificates for all Senior Debentures delivered to the Depositary will be deemed to have been tendered, and a related Consent in respect thereof given, unless otherwise indicated. If the entire principal amount of all Senior Debentures is not tendered or not accepted for purchase (and the related Consent in respect thereof not given), Senior Debentures representing such untendered amount (or in respect of which a Consent is not given) will be sent (or, if tendered by book-entry transfer, returned by credit to the account at the Book-Entry Transfer Facility designated herein) to the Acting Holder unless otherwise provided in the appropriate box on this Consent and Letter of Transmittal (see Instruction 5), promptly after the Senior Debentures are accepted for purchase.

     4. SIGNATURES ON THIS CONSENT AND LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENT; CONSENT PROXIES; GUARANTEE OF SIGNATURES. If this Consent and Letter of Transmittal is signed by the registered Holder(s) of the Senior Debentures tendered hereby and with respect to which Consent is given, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Consent and Letter of Transmittal is signed by a participant in one of the Book-Entry Transfer Facilities whose name is shown as the owner of the Senior Debentures tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Senior Debentures.

     IF THIS CONSENT AND LETTER OF TRANSMITTAL IS EXECUTED BY A PERSON OR ENTITY WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A CONSENT PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

     If any of the Senior Debentures tendered hereby (and with respect to which Consent is given) are registered in the name of two or more Holders, all such Holders must sign this Consent and Letter of Transmittal. If any tendered Senior Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Consent and Letter of Transmittal and any necessary accompanying documents (including Consent Proxies) as there are different names in which certificates are held.

     If this Consent and Letter of Transmittal is signed by the Acting Holder, and the certificates for any principal amount of Senior Debentures not tendered or not accepted for purchase are to be issued (or if any principal amount of Senior Debentures that is not tendered or not accepted for purchase is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account at the Book-Entry Transfer Facility of the Acting Holder, and checks for payments of the Tender Offer Consideration to be made in connection with the Offer and the Solicitation are to be issued to the order of the Acting Holder, then the Acting Holder need not endorse any certificates for tendered Senior Debentures, nor provide a separate bond power. In any other case (including if this Consent and Letter of Transmittal is not signed by the Acting Holder), the Acting Holder must either properly endorse the certificates for Senior Debentures tendered or transmit a separate properly completed bond power with this Consent and Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Senior Debentures, and, with respect to a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of

Senior Debentures, exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

     If this Consent and Letter of Transmittal, Consent Proxies or any certificates for Senior Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted with this Consent and Letter of Transmittal.

     Endorsements on certificates for Senior Debentures, signatures on bond powers and Consents and Consent Proxies provided in accordance with this Instruction 4 by registered Holders not executing this Consent and Letter of Transmittal must be guaranteed by an Eligible Institution.

     No signature guarantee is required if (i) this Consent and Letter of Transmittal is signed by the registered Holder(s) of the Senior Debentures tendered herewith (or by a participant in one of the Book-Entry Transfer Facilities whose name appears on a security position listing as the owner of Senior Debentures) and the payment of the Tender Offer Consideration is to be made, or any Senior Debentures for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder(s) (or, if signed by a participant in one of the Book-Entry Transfer Facilities, any Senior Debentures for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account at such Book-Entry Transfer Facility) and neither the "Special Issuance Instructions" box nor the "Special Delivery Instructions" box of this Consent and Letter of Transmittal has been completed or (ii) such Senior Debentures are tendered for the account of an Eligible Institution. In all other cases, all signatures on Consents and Letters of Transmittal and endorsements on certificates, signatures on bond powers and Consent Proxies (if any) accompanying Senior Debentures must be guaranteed by an Eligible Institution.

     5. SPECIAL ISSUANCE AND SPECIAL DELIVERY INSTRUCTIONS. Tendering Holders should indicate in the applicable box or boxes the name and address to which Senior Debentures for principal amounts not tendered or not accepted for purchase or checks for payment of the Tender Offer Consideration to be made in connection with the Offer and the Solicitation are to be issued or sent, if different from the name and address of the Acting Holder signing this Consent and Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Senior Debentures not tendered or not accepted for purchase will be returned to the Acting Holder of the Senior Debentures tendered. Any Holder tendering by book-entry transfer may request that Senior Debentures not tendered or not accepted for purchase be credited to such account at any of the Book-Entry Transfer Facilities as such Holder may designate under the caption "Special Issuance Instructions." If no such instructions are given, any such Senior Debentures not tendered or not accepted for purchase will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

     6. TAXPAYER IDENTIFICATION NUMBER. Each tendering Holder is required to provide the Depositary with the Holder's correct taxpayer identification number ("TIN"), generally the Holder's social security or federal employer identification number, on Substitute Form W-9, which is provided under "Important Tax Information" below, or, alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to 31% federal income tax backup withholding on the payments made to the Holder or other payee with respect to Senior Debentures purchased pursuant to the Offer. The box in Part 3 of the form should be checked if the tendering Holder has not been issued a TIN and has applied for TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within sixty days, thereafter the Depositary will withhold 31% on all such payments of the Offer Consideration until a TIN is provided to the Depositary.

     7. TRANSFER TAXES. The Company will pay all transfer taxes applicable to the purchase and transfer of Senior Debentures pursuant to the Offer, except in the case of deliveries of certificates for Senior Debentures for principal amounts not tendered or not accepted for payment that are registered or issued in the name of any person other than the Acting Holder of Senior Debentures tendered thereby.

     Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Consent and Letter of Transmittal.

     8. IRREGULARITIES. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Senior Debentures and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OR CONSENTS WILL NOT BE CONSIDERED VALID. The Company reserves the absolute right to reject any or all tenders and Consents in respect of Senior Debentures that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Senior Debentures or of delivery as to particular Consents. The Company's interpretations of the terms and conditions of the Offer and the Solicitation (including the instructions in this Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Senior Debentures or deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company. Tenders of Senior Debentures shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. A defective tender may, in the sole discretion of the Company, constitute a valid Consent and will be counted for purposes of determining whether Requisite Consents have been obtained even if the accompanying Senior Debentures are not accepted for purchase by reason of such defects. All tendering Holders, by execution of this Consent and Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Senior Debentures for purchase or of the effectiveness of the Proposed Amendments. None of the Company, the Depositary, the Dealer Manager, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Senior Debentures or deliveries of Consents, or will incur any liability to Holders for failure to give any such notice.

     9. WAIVER OF CONDITIONS. The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Offer or the Solicitation in the case of any Senior Debentures tendered or Consents delivered, in whole or in part, at any time and from time to time.

     10. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES FOR SENIOR DEBENTURES. Any Holder whose certificates for Senior Debentures have been mutilated, lost, stolen or destroyed should write to or telephone the Trustee at the address or telephone number set forth in the Statement under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Lost or Missing Certificates."

     11. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering Senior Debentures and consenting to the Proposed Amendments and requests for assistance or additional copies of the Statement and this Consent and Letter of Transmittal may be directed to the Dealer Manager whose address and telephone number appear below.

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, a Holder whose tendered Senior Debentures are accepted for payment is required to provide the Depositary (as payer) with such Holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Depositary is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service and payments made to such Holder with respect to Senior Debentures purchased pursuant to the Offer may be subject to backup withholding.

     Certain Holders (including, among other, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Depositary a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made with respect to Senior Debentures purchased pursuant to the Offer, the Holder is required to provide the Depositary with (i) the Holder's correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on such form is correct (or that such Holder is awaiting a TIN) and that (A) such Holder is exempt from backup withholding, (B) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; and (ii) if applicable, an adequate basis for exemption.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The Holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered Holder. If the Senior Debentures are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

-------------------------------------------------------------------------------------------------------------------
    PAYER'S NAME:  UNITED STATES TRUST COMPANY OF NEW YORK
-------------------------------------------------------------------------------------------------------------------
                                    PART 1 -- PLEASE PROVIDE YOUR TIN IN THE
SUBSTITUTE                          BOX AT RIGHT AND CERTIFY BY SIGNING AND
                                    DATING BELOW                                       Social Security Number
                                                                                                 OR
                                                                                   Employer Identification Number
FORM W-9                          ---------------------------------------------------------------------------------

                                    PART 2 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
                                    (1) The number shown on this form is my correct Taxpayer Identification Number
                                    (or I am waiting for a number to be issued to me) and
                                    (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service
                                        ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding.
                                  ---------------------------------------------------------------------------------
PAYER'S REQUEST FOR                  CERTIFICATION INSTRUCTIONS -- YOU MUST CROSS OUT              PART 3
TAXPAYER IDENTIFICATION              ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED
NUMBER ("TIN")                       BY THE IRS THAT YOU ARE SUBJECT TO BACKUP
                                     WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR        Awaiting TIN [ ]
                                     DIVIDENDS ON YOUR TAX RETURN. HOWEVER, IF AFTER
                                     BEING NOTIFIED BY THE IRS THAT YOU WERE SUBJECT TO
                                     BACKUP WITHHOLDING YOU RECEIVED ANOTHER
                                     NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO
                                     LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS
                                     OUT ITEM (2).
                                     SIGNATURE  _____________________  DATE  _____________ ,
                                     1997

                                      _____________________________________________________________
                                     NAME (Please Print)
------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER AND THE SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
            IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

----
                              CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I have not provided a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

     -------------------------------------------------------------------    ------------------------------,   1997
                     Signature                                                            Date

     -------------------------------------------------------------------
                  Name (Please Print)

--------------------------------------------------------------------------------

     The Dealer Manager for the Offers and the Solicitations is:

                           BT SECURITIES CORPORATION
                            One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2822

                       CONSENT AND LETTER OF TRANSMITTAL
                                       TO
                    TENDER AND TO GIVE CONSENT IN RESPECT OF
                   12 1/2% SENIOR SUBORDINATED NOTES DUE 2002
                                       OF

                                   IPC, INC.
                       PURSUANT TO THE OFFERS TO PURCHASE
                      AND CONSENT SOLICITATIONS STATEMENT
                             DATED AUGUST 27, 1997

THE OFFER AND THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 SEPTEMBER 24, 1997, UNLESS EXTENDED (SUCH DATE, THE "INITIAL EXPIRATION DATE"
      AND, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF SUBORDINATED NOTES (AS DEFINED HEREIN) MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
  EXPIRATION DATE AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE INITIAL
                                EXPIRATION DATE.

             The Depositary for the Offer and the Solicitation is:
                    UNITED STATES TRUST COMPANY OF NEW YORK

                     By Facsimile:                                                By Mail:
                    (212) 780-0592                                 United States Trust Company of New York
              Attention: Customer Service                                P.O. Box 843 Cooper Station
        Confirm by Telephone to: (800) 548-6565                           New York, New York 10276
               By Hand before 4:30 p.m.:                             Attention: Corporate Trust Services
        United States Trust Company of New York               By Overnight Courier and By Hand after 4:30 p.m.:
                     111 Broadway                                  United States Trust Company of New York
               New York, New York 10006                                   770 Broadway, 13th Floor
     Attention: Lower Level Corporate Trust Window                        New York, New York 10003

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE TENDER OFFER CONSIDERATION PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SUBORDINATED NOTES AND DELIVER (AND NOT REVOKE) THEIR CONSENTS TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

     This Consent and Letter of Transmittal ("Consent and Letter of Transmittal") is to be used by Holders if: (i) certificates representing the 12 1/2% Senior Subordinated Notes due 2002 (the "Subordinated Notes"), issued pursuant to an Indenture dated as of December 15, 1992 (the "Subordinated Notes Indenture") are to be physically delivered to the Depositary herewith by such Holders; (ii) tender of Subordinated Notes is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company ("DTC") or the Philadelphia Depository Trust Company ("PHILADEP") (each, a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in the Statement referred to above under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Book-Entry Transfer" by any financial institution that is a participant in a Book-Entry Transfer Facility and whose name appears on a security position listing as the owner of Subordinated Notes (such participants, acting on behalf of Holders, are referred to herein, together with such Holders, as "Acting Holders"); (iii) tender of Subordinated Notes is to be made according to the guaranteed delivery procedures set forth in the Statement under the caption "The Offer and the Solicitation--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery;" or (iv) a Holder wishes to deliver a Consent herewith. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     HOLDERS WHO TENDER SUBORDINATED NOTES WILL BE CONSENTING TO THE PROPOSED AMENDMENTS PURSUANT TO THIS CONSENT AND LETTER OF TRANSMITTAL. THE COMPLETION, EXECUTION AND DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL WILL

CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS. A HOLDER OF SUBORDINATED NOTES MAY NOT VALIDLY TENDER SUCH SUBORDINATED NOTES WITHOUT DELIVERING A VALID CONSENT.

     The undersigned has completed, executed and delivered this Consent and Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer and the Solicitation.

     All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Statement referred to above.

     Your bank or broker can assist you in completing this form. The instructions included with this Consent and Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Statement, this Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager, whose address and telephone number appear on the back cover of this Consent and Letter of Transmittal. See Instruction 11 below.
--------------------------------------------------------------------------------

[ ]   CHECK HERE IF TENDERED SUBORDINATED NOTES ARE BEING
      DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT
      MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER
      FACILITY AND COMPLETE THE FOLLOWING:

      Name of Tendering Institution ___________________________________

      Name of Book-Entry Transfer Facility (check one):

        [ ] DTC
        [ ] PHILADEP

      Account Number______________  Transaction Code Number _____________

     If Holders desire to tender Subordinated Notes pursuant to the Offer and
(i) certificates representing such Subordinated Notes are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing such Subordinated Notes or other required documents to reach the Depositary prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such Holders may effect a tender of such Subordinated Notes in accordance with the guaranteed delivery procedures set forth in the Statement under the caption "The Offer and the Solicitation--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery." See Instruction 1 below.

[ ]   CHECK HERE IF TENDERED SUBORDINATED NOTES ARE BEING
      DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY
      PREVIOUSLY DELIVERED TO THE DEPOSITARY AND COMPLETE THE
      FOLLOWING:

      Name of Registered Holder(s): ____________________________________

      Window Ticket No. (if any): ______________________________________

      Date of Execution of Notice of Guaranteed Delivery: ______________

      Name of Eligible Institution that Guaranteed Delivery: ___________

      If Delivered by Book-Entry Transfer: _____________________________

      Name of Book-Entry Transfer Facility (check one):

        [ ] DTC
        [ ] PHILADEP

      Account Number _______________ Transaction Code Number __________

     List below the Subordinated Notes to which this Consent and Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent and Letter of Transmittal. Tenders of Subordinated Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

DESCRIPTION OF SUBORDINATED NOTES
------------------------------------------------------------------------------------------------------------------------------
                                                                                    AGGREGATE              PRINCIPAL AMOUNT
                                                                                    PRINCIPAL              TENDERED AND AS TO
NAME(S) AND ADDRESS(ES) OF HOLDER(S)                         CERTIFICATE            AMOUNT                 WHICH CONSENTS
(PLEASE FILL IN, IF BLANK)                                   NUMBERS*               REPRESENTED**          ARE GIVEN
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                             TOTAL PRINCIPAL
                                                             AMOUNT OF
                                                             SUBORDINATED NOTES
------------------------------------------------------------------------------------------------------------------------------
   * Need not be completed by Holders tendering by book-entry transfer (see below).
  ** UNLESS OTHERWISE INDICATED IN THE COLUMN LABELED "PRINCIPAL AMOUNT TENDERED AND AS TO WHICH CONSENTS ARE GIVEN" AND SUBJECT
     TO THE TERMS AND CONDITIONS OF THE STATEMENT, A HOLDER WILL BE DEEMED TO HAVE TENDERED AND CONSENTED WITH RESPECT TO THE
     ENTIRE AGGREGATE PRINCIPAL AMOUNT REPRESENTED BY THE SUBORDINATED NOTES INDICATED IN THE COLUMN LABELED "AGGREGATE PRINCIPAL
     AMOUNT REPRESENTED." SEE INSTRUCTION 3. ANY ENTRY IN THIS COLUMN WILL BE DEEMED TO BE A CONSENT WITH RESPECT TO THE
     AGGREGATE PRINCIPAL AMOUNT ENTERED.

     If you do not wish to tender your Subordinated Notes and you wish to disapprove or abstain with respect to the matter described in the Statement for which Consents are sought, you do not need to return this Consent and Letter of Transmittal or take any other action. However, at your option, you may return this Consent and Letter of Transmittal and disapprove or abstain with respect to said matter by checking the appropriate box below. DO NOT CHECK EITHER OF THE FOLLOWING BOXES IF YOU ARE TENDERING SUBORDINATED NOTES HEREWITH OR DELIVERING CONSENTS WITH RESPECT TO SUBORDINATED NOTES HEREWITH. CHECKING EITHER BOX COULD RENDER YOUR TENDER OR CONSENT INVALID.

                       [ ]                             [ ]
                    Disapprove                       Abstain


                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

     By execution hereof, the undersigned acknowledges receipt of the Offers to Purchase and Consent Solicitations Statement, dated August 27, 1997 (as the same may be amended from time to time (the "Statement"), of IPC, Inc., a Delaware corporation ("IPC"), and this Consent and Letter of Transmittal and instructions hereto, which together constitute (i) IPC's offer to purchase for cash (the "Offer") all of its 12 1/2% Senior Subordinated Notes Due 2002 (the "Subordinated Notes"), upon the terms and subject to the conditions set forth in the Statement, and (ii) IPC's solicitation (the "Solicitation") of consents (the "Consents") from registered holders of Subordinated Notes ("Holders") to certain proposed amendments (the "Proposed Amendments"), as described in the Statement, to the indenture dated as of December 15, 1992 between IPC and United States Trust Company of New York, as trustee (the "Trustee"), pursuant to which the Subordinated Notes were issued (the "Subordinated Note Indenture").

     Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to IPC the principal amount of Subordinated Notes indicated above and Consents to the Proposed Amendments (hereby revoking any previously submitted disapproval or abstention).

     Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Subordinated Notes tendered with this Consent and Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, IPC, all right, title and interest in and to the Subordinated Notes that are being tendered hereby. The undersigned also consents to the Proposed Amendments effective as of the date hereof. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of IPC) with respect to such Subordinated Notes with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Subordinated Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Subordinated Notes on the account books maintained by any of the Book-Entry Transfer Facilities to, or upon the order of, IPC, (ii) present such Subordinated Notes for transfer of ownership on the books of IPC, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Subordinated Notes and (iv) deliver to IPC and the Trustee this Consent and Letter of Transmittal as evidence of the undersigned's Consent to the Proposed Amendments and as certification that Requisite Consents to the Proposed Amendments duly executed by Holders have been received, all in accordance with the terms of and conditions to the Offer and the Solicitation as described in the Statement.

     The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the Subordinated Notes tendered hereby or represented hereby, to the Proposed Amendments as permitted by Article IX, Section 902 of the Subordinated Note Indenture. The undersigned understands that the Consent provided hereby shall remain in full force and effect until such Consent is revoked in accordance with the procedure set forth in the Statement and this Consent and Letter of Transmittal. The undersigned understands that a revocation of such Consent will not be effective following the time and date on which a supplemental indenture providing for the Proposed Amendments is executed. IPC intends to cause the execution of the supplemental indenture to occur upon the Initial Expiration Date if the Requisite Consents have been obtained or, if the Requisite Consents have not been obtained, promptly upon obtaining the Requisite Consents.

     The undersigned understands that tenders of Subordinated Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Expiration Date, and, thereafter, if the offer is terminated without any Subordinated Notes being purchased thereunder. If a Holder who has tendered Subordinated Notes subsequently effects a valid withdrawal of a prior tender of Subordinated Notes (without a concurrent valid revocation of a Consent) prior to the Initial Expiration Date, such action will render the Consent with respect to such Subordinated Notes defective. The undersigned understands that Consents may be revoked by written notice of revocation received by the Depositary at any time prior to the Initial Expiration Date. If a Holder who has tendered Subordinated Notes subsequently effects a valid revocation of such Holder's Consent (without a concurrent valid withdrawal of Subordinated Notes), such action will render the prior tender of Subordinated Notes with respect to which such Consent relates defective, and IPC will have the right, which it may waive, to reject such tender of Subordinated Notes as invalid and ineffective. In the event of a termination of the Offer, the Subordinated Notes tendered pursuant to the Offer will be returned to the tendering Holder promptly. If the Company or IPC makes a material change in the terms of the Offers or the Solicitations or the information concerning the Offers or the Solicitations, the Company or IPC, as the case may be, will disseminate additional Offer and Solicitation materials and extend such Offers or, if applicable, the Solicitations, to the extent required by law.

     The undersigned understands that notice of revocation of Consent, to be effective, must: (i) contain the name of the person who delivered the Consent and the description of the Subordinated Notes to which it relates, the certificate number or numbers of such Subordinated Notes (unless such Subordinated Notes were tendered by book-entry delivery) and the aggregate principal amount represented by such Subordinated Notes, (ii) be signed by the Acting Holder thereof in the same manner as the original signature on this Consent and Letter of Transmittal (including the required signature guarantee(s)) or be accompanied by evidence, satisfactory to IPC and the Depositary, that the holder of Subordinated Notes revoking the Consent has succeeded to ownership of the Subordinated Notes, (iii) if this Consent and Letter of Transmittal was executed by a person other than the registered Holder of the related Subordinated Notes, be accompanied by a valid proxy signed by such registered Holder and authorizing the revocation of such Consent and (iv) be received by the Depositary at one of the addresses set forth in the Statement prior to the Initial Expiration Date. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given.

     The undersigned understands that tenders of Subordinated Notes pursuant to any of the procedures described in the Statement and in the instructions hereto and acceptance thereof by IPC will constitute a binding agreement between the undersigned and IPC upon the terms and subject to the conditions of the Offer and the Solicitation.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Subordinated Notes tendered hereby and to give the Consent contained herein, and that when such Subordinated Notes are accepted for purchase and payment by IPC, IPC will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by IPC to be necessary or desirable to complete the sale, assignment and transfer of the Subordinated Notes tendered hereby, to perfect the undersigned's Consent to the Proposed Amendments and to complete the execution of a supplemental indenture to the Subordinated Note Indenture reflecting such Proposed Amendments.

     For purposes of the Offer, the undersigned understands that IPC will be deemed to have accepted for purchase validly tendered Subordinated Notes (or defectively tendered Subordinated Notes with respect to which IPC has waived such defect), if, as and when IPC gives oral (confirmed the following day in writing) or written notice thereof to the Depositary.

     The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer (each of which IPC may waive) set forth in the Statement, IPC may not be required to accept for purchase any of the Subordinated Notes tendered (including any Subordinated Notes tendered after the Expiration Date). Any Subordinated Notes not accepted for purchase will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under "Special Delivery Instructions" below.

     All authority conferred or agreed to be conferred by this Consent and Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Consent and Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

     The undersigned understands that the delivery and surrender of the Subordinated Notes is not effective, and the risk of loss of the Subordinated Notes does not pass to the Depositary, until receipt by the Depositary of this Consent and Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to IPC. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Subordinated Notes and deliveries and revocations of Consents will be determined by IPC, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Subordinated Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of the undersigned (and in the case of Subordinated Notes tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above), and checks for payments of the Tender Offer Consideration and Consent Payment to be made in connection with the Offer and the Solicitation be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Subordinated Notes representing principal amounts not tendered or not accepted for purchase and checks for payments of the Tender Offer Consideration and Consent Payment to be made in connection with the Offer and the Solicitation be delivered to the undersigned at the address(es) shown above. In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Subordinated Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Subordinated Notes be delivered to, and checks for payments of the Tender Offer Consideration and Consent Payment be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that IPC has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Subordinated Notes from the name of the registered Holder(s) thereof if IPC does not accept for purchase any of the principal amount of such Subordinated Notes so tendered.

                                PLEASE SIGN HERE

 (TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS OF SUBORDINATED NOTES
    REGARDLESS OF WHETHER SUBORDINATED NOTES ARE BEING PHYSICALLY DELIVERED
                                   HEREWITH)

     The completion, execution and delivery of this Consent and Letter of Transmittal will be deemed to constitute a Consent to the Proposed Amendments.

     This Consent and Letter of Transmittal must be signed by the registered Holder(s) of Subordinated Notes exactly as their name(s) appear(s) on certificate(s) for Subordinated Notes or, if tendered by a participant in one of the Book-Entry Transfer Facilities, exactly as such participant's name appears on a security position listing as the owner of Subordinated Notes or by person(s) authorized to become registered Holder(s) by endorsements on certificates for Subordinated Notes or by bond powers transmitted with this Consent and Letter of Transmittal. Endorsements on Subordinated Notes and signatures on bond powers by registered Holders not executing this Consent and Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to IPC of such person's authority to so act. See Instruction 4 below.

     IF THE SIGNATURE APPEARING BELOW IS NOT OF THE REGISTERED HOLDER(S) OF THE SUBORDINATED NOTES, THEN THE REGISTERED HOLDER(S) MUST SIGN A CONSENT PROXY WHICH SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. THE CONSENT PROXY SHOULD ACCOMPANY THIS CONSENT AND LETTER OF TRANSMITTAL.

X
        ------------------------------------------------------------------------

X
        ------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Date:________, 1997

Name(s):
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                                 (PLEASE PRINT)

Capacity:
        ------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone No.:

                   PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN
                 SIGNATURE GUARANTEE (SEE INSTRUCTION 4 BELOW)
        CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION

--------------------------------------------------------------------------------
             (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

--------------------------------------------------------------------------------
  (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF
                                     FIRM)

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

--------------------------------------------------------------------------------
                                 (PRINTED NAME)

--------------------------------------------------------------------------------
                                    (TITLE)

Dated:  , 1997

                         SPECIAL ISSUANCE INSTRUCTIONS

                       (SEE INSTRUCTIONS 3, 4, 5, AND 7)

To be completed ONLY if certificates for Subordinated Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of, or checks for the Tender Offer Consideration are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Subordinated Notes" within this Consent and Letter of Transmittal, or if Subordinated Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at one of the Book-Entry Transfer Facilities other than the one designated above.

Issue:  [ ] Subordinated Notes  [ ] Checks
                             (check as applicable)

Name
    ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                                   (ZIP CODE)

    ---------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

Credit unpurchased Subordinated Notes by book-entry to the Book-Entry Transfer Facility account set forth below:

                             [ ] DTC  [ ] PHILADEP
    ---------------------------------------------------------------------------
                         (DTC/PHILADEP ACCOUNT NUMBER)

Name of Account Party:

    ---------------------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS

                       (SEE INSTRUCTIONS 3, 4, 5, AND 7)

To be completed ONLY if certificates for Subordinated Notes in a principal amount not tendered or not accepted for purchase or checks for the Tender Offer Consideration are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal or to an address different from that shown in the box entitled "Description of Subordinated Notes" within this Consent and Letter of Transmittal.

Deliver:  [ ] Subordinated Notes  [ ] Checks
                             (check as applicable)

Name
    ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
    ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

    ---------------------------------------------------------------------------
                                   (ZIP CODE)

                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

                                  INSTRUCTIONS
   FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER AND THE SOLICITATION

     1. DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL AND CERTIFICATES FOR SUBORDINATED NOTES OR BOOK-ENTRY CONFIRMATIONS; GUARANTEED DELIVERY PROCEDURES; WITHDRAWAL OF TENDERS. To tender Subordinated Notes in the Offer and to deliver Consents in the Solicitation, physical delivery of certificates for Subordinated Notes or a confirmation of any book-entry transfer into the Depositary's account with a Book-Entry Transfer Facility of Subordinated Notes tendered electronically, as well as a properly completed and duly executed copy or facsimile of this Consent and Letter of Transmittal (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Subordinated Notes tendered, a Consent Proxy executed by such registered Holder), and any other documents required by this Consent and Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date. Tenders of Subordinated Notes in the Offer will be accepted prior to the Expiration Date in the manner described in the preceding sentence and otherwise in compliance with this Consent and Letter of Transmittal. The method of delivery of this Consent and Letter of Transmittal, Subordinated Notes and all other required documents to the Depositary is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Depositary. THIS CONSENT AND LETTER OF TRANSMITTAL AND SUBORDINATED NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO IPC, THE TRUSTEE OR THE DEALER MANAGER.

     If Holders desire to tender Subordinated Notes pursuant to the Offer and deliver Consents pursuant to the Solicitation and (i) certificates representing such Subordinated Notes are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing Subordinated Notes or other required documents to reach the Depositary prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date such Holders may effect a tender of Subordinated Notes and delivery of a Consent in accordance with the guaranteed delivery procedures set forth in the Statement under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery."

     Pursuant to the guaranteed delivery procedures:

          (a) such tender and delivery must be made by or through an Eligible Institution (which is defined to include a bank, broker, dealer, credit union, savings association or other entity that is a member of a recognized Medallion Program approved by the Securities Transfer Association, Inc.);

          (b) prior to the Expiration Date, the Depositary must have received from such Eligible Institution, at one of the addresses of the Depositary set forth herein, a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, facsimile transmission, mail or hand delivery) substantially in the form provided by IPC, setting forth the name(s) and address(es) of the Acting Holder(s), and the principal amount of Subordinated Notes being tendered and with respect to which a Consent is being delivered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the date of the Notice of Guaranteed Delivery, a properly completed and duly executed Consent and Letter of Transmittal, or a facsimile thereof, together with certificates representing the Subordinated Notes (or confirmation of book-entry transfer of such Subordinated Notes into the Depositary's account with a Book-Entry Transfer Facility as described above), and any other documents required by this Consent and Letter of Transmittal (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Subordinated Notes tendered, a Consent Proxy executed by such registered Holder) and the instructions hereto, will be deposited by such Eligible Institution with the Depositary; and

          (c) this Consent and Letter of Transmittal or a facsimile hereof, properly completed and duly executed, certificates for all physically delivered Subordinated Notes in proper form for transfer (or confirmation of book-entry transfer of such Subordinated Notes into the Depositary's account with a

     Book-Entry Transfer Facility as described above) and all other required documents (including, if the person executing this Consent and Letter of Transmittal is not the registered Holder of the Subordinated Notes tendered, or Consent Proxy executed by such registered Holder) must be received by the Depositary within three NYSE trading days after the date of the Notice of Guaranteed Delivery.

     Tenders of Subordinated Notes may be withdrawn by written notice of withdrawal and revocation received by the Depositary delivered by mail, hand delivery or facsimile transmission, which notice must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date. Notice of withdrawal of tendered Subordinated Notes, to be effective, must
(i) be received by the Depositary at one of its addresses set forth herein, (ii) specify the name of the person who deposited the Subordinated Notes to be withdrawn (the "Depositor"), the name in which the Subordinated Notes are registered (and, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Subordinated Notes) if different from that of the Depositor, (iii) state the principal amount of Subordinated Notes to be withdrawn and (iv) be signed by the Depositor in the same manner as the original signature on this Consent and Letter of Transmittal (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to IPC and the Depositary that the person withdrawing the tender has succeeded to beneficial ownership of the Subordinated Notes. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Subordinated Notes) to the Depositary, the name of the Acting Holder and the certificate numbers relating to such Subordinated Notes withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of the certificates for the withdrawn Subordinated Notes (or, in the case of Subordinated Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Subordinated Notes). If a Holder who has tendered Subordinated Notes subsequently effects a valid withdrawal of a prior tender of Subordinated Notes (without a concurrent valid revocation of a Consent) prior to the Initial Expiration Date, such action will render the Consent with respect to such Subordinated Notes defective.

     2. CONSENT TO PROPOSED AMENDMENTS; REVOCATION OF CONSENTS. In accordance with the Statement, all properly completed and executed Consents and Letters of Transmittal consenting to the Proposed Amendments that are received by the Depositary prior to the Expiration Date will be counted as Consents with respect to the Proposed Amendments, unless the Depositary receives, prior to the Initial Expiration Date or at such other times as are permitted in the Offer and Solicitation, a written notice of revocation of such Consent as described in the Statement. Notice of revocation of Consent, to be effective, must (i) contain the name of the person who delivered the Consent and the description of the Subordinated Notes to which it relates, the certificate number or numbers of such Subordinated Notes (unless such Subordinated Notes were tendered by book-entry delivery) and the aggregate principal amount represented by such Subordinated Notes, (ii) be signed by the Acting Holder thereof in the same manner as the original signature on this Consent and Letter of Transmittal (including the required signature guarantee(s)) or be accompanied by evidence satisfactory to IPC and the Depositary that the Holder revoking the Consent has succeeded to beneficial ownership of the Subordinated Notes, (iii) if the Consent and Letter of Transmittal was executed by a person other than the registered Holder of the related Subordinated Notes, be accompanied by a valid proxy signed by such registered holder and authorizing the revocation of such Consent and (iv) be received by the Depositary at one of its addresses set forth herein prior to the Initial Expiration Date. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given. If a Holder who has tendered Subordinated Notes subsequently effects a valid revocation of such Holder's Consent (without a concurrent valid withdrawal of Subordinated Notes), such action will render the prior tender of the Subordinated Notes with respect to which such Consent relates defective, and IPC will have the right, which it may waive, to reject such tender as invalid and ineffective.

     IPC INTENDS TO CAUSE THE EXECUTION OF THE SUPPLEMENTAL INDENTURE PROVIDING FOR THE PROPOSED AMENDMENTS TO OCCUR UPON THE INITIAL EXPIRATION DATE IF THE REQUISITE CONSENTS HAVE BEEN OBTAINED AND NOT REVOKED OR, IF THE REQUISITE CONSENTS HAVE NOT THEN BEEN OBTAINED AND NOT REVOKED, PROMPTLY UPON OBTAINING THE REQUISITE CONSENTS. SUCH SUPPLEMENTAL INDENTURE WILL BE BINDING UPON EACH HOLDER OF SUBORDINATED NOTES WHETHER OR NOT SUCH HOLDER GIVES A CONSENT WITH RESPECT THERETO.

     3. PARTIAL TENDERS AND CONSENTS. Tenders of Subordinated Notes pursuant to the Offer (and the corresponding Consents thereto pursuant to the Solicitation) will be accepted only in and in respect of principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Subordinated Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column of the box entitled "Description of Subordinated Notes" herein. The entire principal amount represented by the certificates for all Subordinated Notes delivered to the Depositary will be deemed to have been tendered, and a related Consent in respect thereof given, unless otherwise indicated. If the entire principal amount of all Subordinated Notes is not tendered or not accepted for purchase (and the related Consent in respect thereof not given), Subordinated Notes representing such untendered amount (or in respect of which a Consent is not given) will be sent (or, if tendered by book-entry transfer, returned by credit to the account at the Book-Entry Transfer Facility designated herein) to the Acting Holder unless otherwise provided in the appropriate box on this Consent and Letter of Transmittal (see Instruction 5), promptly after the Subordinated Notes are accepted for purchase.

     4. SIGNATURES ON THIS CONSENT AND LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENT; CONSENT PROXIES; GUARANTEE OF SIGNATURES. If this Consent and Letter of Transmittal is signed by the registered Holder(s) of the Subordinated Notes tendered hereby and with respect to which Consent is given, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Consent and Letter of Transmittal is signed by a participant in one of the Book-Entry Transfer Facilities whose name is shown as the owner of the Subordinated Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Subordinated Notes.

     IF THIS CONSENT AND LETTER OF TRANSMITTAL IS EXECUTED BY A PERSON OR ENTITY WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A CONSENT PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

     If any of the Subordinated Notes tendered hereby (and with respect to which Consent is given) are registered in the name of two or more Holders, all such Holders must sign this Consent and Letter of Transmittal. If any tendered Subordinated Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Consent and Letter of Transmittal and any necessary accompanying documents (including Consent Proxies) as there are different names in which certificates are held.

     If this Consent and Letter of Transmittal is signed by the Acting Holder, and the certificates for any principal amount of Subordinated Notes not tendered or not accepted for purchase are to be issued (or if any principal amount of Subordinated Notes that is not tendered or not accepted for purchase is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account at the Book-Entry Transfer Facility of the Acting Holder, and checks for payments of the Tender Offer Consideration to be made in connection with the Offer and the Solicitation are to be issued to the order of the Acting Holder, then the Acting Holder need not endorse any certificates for tendered Subordinated Notes, nor provide a separate bond power. In any other case (including if this Consent and Letter of Transmittal is not signed by the Acting Holder), the Acting Holder must either properly endorse the certificates for Subordinated Notes tendered or transmit a separate properly completed bond power with this Consent and Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Subordinated Notes, and, with respect to a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of

Subordinated Notes, exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

     If this Consent and Letter of Transmittal, Consent Proxies or any certificates for Subordinated Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to IPC of their authority so to act must be submitted with this Consent and Letter of Transmittal.

     Endorsements on certificates for Subordinated Notes, signatures on bond powers and Consents and Consent Proxies provided in accordance with this Instruction 4 by registered Holders not executing this Consent and Letter of Transmittal must be guaranteed by an Eligible Institution.

     No signature guarantee is required if (i) this Consent and Letter of Transmittal is signed by the registered Holder(s) of the Subordinated Notes tendered herewith (or by a participant in one of the Book-Entry Transfer Facilities whose name appears on a security position listing as the owner of Subordinated Notes) and the payment of the Tender Offer Consideration is to be made, or any Subordinated Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder(s) (or, if signed by a participant in one of the Book-Entry Transfer Facilities, any Subordinated Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account at such Book-Entry Transfer Facility) and neither the "Special Issuance Instructions" box nor the "Special Delivery Instructions" box of this Consent and Letter of Transmittal has been completed or (ii) such Subordinated Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on Consents and Letters of Transmittal and endorsements on certificates, signatures on bond powers and Consent Proxies (if any) accompanying Subordinated Notes must be guaranteed by an Eligible Institution.

     5. SPECIAL ISSUANCE AND SPECIAL DELIVERY INSTRUCTIONS. Tendering Holders should indicate in the applicable box or boxes the name and address to which Subordinated Notes for principal amounts not tendered or not accepted for purchase or checks for payment of the Tender Offer Consideration to be made in connection with the Offer and the Solicitation are to be issued or sent, if different from the name and address of the Acting Holder signing this Consent and Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Subordinated Notes not tendered or not accepted for purchase will be returned to the Acting Holder of the Subordinated Notes tendered. Any Holder tendering by book-entry transfer may request that Subordinated Notes not tendered or not accepted for purchase be credited to such account at any of the Book-Entry Transfer Facilities as such Holder may designate under the caption "Special Issuance Instructions." If no such instructions are given, any such Subordinated Notes not tendered or not accepted for purchase will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

     6. TAXPAYER IDENTIFICATION NUMBER. Each tendering Holder is required to provide the Depositary with the Holder's correct taxpayer identification number ("TIN"), generally the Holder's social security or federal employer identification number, on Substitute Form W-9, which is provided under "Important Tax Information" below, or, alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to 31% federal income tax backup withholding on the payments made to the Holder or other payee with respect to Subordinated Notes purchased pursuant to the Offer. The box in Part 3 of the form should be checked if the tendering Holder has not been issued a TIN and has applied for TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within sixty days, thereafter the Depositary will withhold 31% on all such payments of the Offer Consideration until a TIN is provided to the Depositary.

     7. TRANSFER TAXES. IPC will pay all transfer taxes applicable to the purchase and transfer of Subordinated Notes pursuant to the Offer, except in the case of deliveries of certificates for Subordinated Notes for principal amounts not tendered or not accepted for payment that are registered or issued in the name of any person other than the Acting Holder of Subordinated Notes tendered thereby.

     Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Consent and Letter of Transmittal.

     8. IRREGULARITIES. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Subordinated Notes and deliveries and revocations of Consents will be determined by IPC, in its sole discretion, which determination shall be final and binding. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OR CONSENTS WILL NOT BE CONSIDERED VALID. IPC reserves the absolute right to reject any or all tenders and Consents in respect of Subordinated Notes that are not in proper form or the acceptance of which would, in IPC's opinion, be unlawful. IPC also reserves the right to waive any defects, irregularities or conditions of tender as to particular Subordinated Notes or of delivery as to particular Consents. IPC's interpretations of the terms and conditions of the Offer and the Solicitation (including the instructions in this Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Subordinated Notes or deliveries of Consents must be cured within such time as IPC determines, unless waived by IPC. Tenders of Subordinated Notes shall not be deemed to have been made until all defects or irregularities have been waived by IPC or cured. A defective tender may, in the sole discretion of IPC, constitute a valid Consent and will be counted for purposes of determining whether Requisite Consents have been obtained even if the accompanying Subordinated Notes are not accepted for purchase by reason of such defects. All tendering Holders, by execution of this Consent and Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Subordinated Notes for purchase or of the effectiveness of the Proposed Amendments. None of IPC, the Depositary, the Dealer Manager, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Subordinated Notes or deliveries of Consents, or will incur any liability to Holders for failure to give any such notice.

     9. WAIVER OF CONDITIONS. IPC expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Offer or the Solicitation in the case of any Subordinated Notes tendered or Consents delivered, in whole or in part, at any time and from time to time.

     10. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES FOR SUBORDINATED NOTES. Any Holder whose certificates for Subordinated Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Trustee at the address or telephone number set forth in the Statement under the caption "The Offers and the Solicitations--Procedures for Tendering Notes and Delivering Consents--Lost or Missing Certificates."

     11. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering Subordinated Notes and consenting to the Proposed Amendments and requests for assistance or additional copies of the Statement and this Consent and Letter of Transmittal may be directed to the Dealer Manager whose address and telephone number appear below.

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, a Holder whose tendered Subordinated Notes are accepted for payment is required to provide the Depositary (as payer) with such Holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Depositary is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service and payments made to such Holder with respect to Subordinated Notes purchased pursuant to the Offer may be subject to backup withholding.

     Certain Holders (including, among other, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Depositary a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made with respect to Subordinated Notes purchased pursuant to the Offer, the Holder is required to provide the Depositary with (i) the Holder's correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on such form is correct (or that such Holder is awaiting a TIN) and that (A) such Holder is exempt from backup withholding, (B) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; and (ii) if applicable, an adequate basis for exemption.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The Holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered Holder. If the Subordinated Notes are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

---------------------------------
    PAYER'S NAME:  UNITED STATES TRUST COMPANY OF NEW YORK
---------------------------------
                                    PART 1 -- PLEASE PROVIDE YOUR TIN IN THE
SUBSTITUTE                          BOX AT RIGHT AND CERTIFY BY SIGNING AND
                                    DATING BELOW                                       Social Security Number
                                                                                                 OR
                                                                                   Employer Identification Number
FORM W-9                          ---------------------------------------------------------------------------------

                                    PART 2 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
                                    (1) The number shown on this form is my correct Taxpayer Identification Number
                                    (or I am waiting for a number to be issued to me) and
                                    (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service
                                        ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding.
                                  ---------------------------------------------
PAYER'S REQUEST FOR                  CERTIFICATION INSTRUCTIONS -- YOU MUST CROSS OUT              PART 3
TAXPAYER IDENTIFICATION              ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED
NUMBER ("TIN")                       BY THE IRS THAT YOU ARE SUBJECT TO BACKUP
                                     WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR        Awaiting TIN [ ]
                                     DIVIDENDS ON YOUR TAX RETURN. HOWEVER, IF AFTER
                                     BEING NOTIFIED BY THE IRS THAT YOU WERE SUBJECT TO
                                     BACKUP WITHHOLDING YOU RECEIVED ANOTHER
                                     NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO
                                     LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS
                                     OUT ITEM (2).
                                     SIGNATURE  _____________________  DATE  _____________ ,
                                     1997

                                      _____________________________________________________________
                                     NAME (Please Print)
------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER AND THE SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
            IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

----
                              CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I have not provided a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

     -------------------------------------------------------------------    ------------------------------,
     1997
     Signature                                             Date

     -------------------------------------------------------------------
     Name (Please Print)

--------------------------------------------------------------------------------

     The Dealer Manager for the Offers and the Solicitations is:

                           BT SECURITIES CORPORATION
                            One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2822